        As filed with the Securities and Exchange Commission on October 10, 2001

                                                      REGISTRATION NO. 333-60056
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    IVG CORP.
                                    ---------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           Delaware                          6770                 59-2919648
           --------                          ----                 ----------
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL   (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)   IDENTIFICATION
                                                                    NUMBER)

                                    IVG Corp.
                         13135 Dairy Ashford, Suite 525
                             Sugar Land, Texas 77478
                                 (281) 295-8400
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ____________________________-

                                Elorian Landers
                                    IVG Corp.
                         13135 Dairy Ashford, Suite 525
                             Sugar Land, Texas 77478
                                 (281) 295-8400
        (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF AGENT
                            FOR SERVICE OF PROCESS)
                        ---------------------------------
                                    Copy to:
                               Lawrence B. Mandala
                                Baker & McKenzie
                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201
                                 (214) 978-3000
                        ---------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the date this registration statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                           CALCULATION OF REGISTRATION FEE
=================================================== ============= ========================= ======================== ===============
                                                     AMOUNT TO        PROPOSED MAXIMUM         PROPOSED MAXIMUM          AMOUNT OF
                                                         BE          OFFERING PRICE PER       AGGREGATE OFFERING       REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED   REGISTERED           SHARE(1)                 PRICE(1)               FEE(1)
--------------------------------------------------- ------------- ------------------------- ------------------------ ---------------
Common Stock, par value $0.0001 per share,
issuable upon conversion of Convertible Notes       38,630,378(2)          $0.055             $   2,124,671              $ 531
--------------------------------------------------- ------------- ------------------------- ------------------------ ---------------
Common Stock, par value $0.0001 per share,
issuable upon exercise of Warrants(3)                  275,000(3)          $1.647             $     452,925              $ 113
--------------------------------------------------- ------------- ------------------------- ------------------------ ---------------
Common Stock, par value $0.0001 per share,
issuable upon exercise of Warrant(4)                    50,000(4)          $1.647             $      82,350              $  21
--------------------------------------------------- ------------- ------------------------- ------------------------ ---------------
Common Stock, par value $0.0001 per share              278,042(5)          $0.055             $      15,292              $   4
--------------------------------------------------- ------------- ------------------------- ------------------------ ---------------
Total                                                                                         $   2,675,238              $ 669(6)
=================================================== ============= ========================= ======================== ===============

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the closing bid and asked price for our common stock as reported on the OTC Bulletin Board on October 5, 2001.
(2) Represents 200% of the shares of our common stock issuable upon conversion of convertible notes issued by us. The notes may be converted into shares of our common stock at a conversion price equal to the lower of (a) $1.5825 and
    (b) 85% of the average of the three lowest closing bid prices for our common stock on the principal market on which it is trading for the 22 trading days prior to but not including the date of conversion. For purposes of estimating the number of shares of our common stock issuable upon conversion of the notes, we calculated the number of shares to be issued based upon a conversion price of $0.05695, the conversion price that would have been in effect if the notes were converted on October 8, 2001. The notes are payable on January 1, 2003.
(3) Represents shares of our common stock issuable upon exercise of warrants issued to holders of the convertible notes. The warrants have an exercise price of $1.647 and may be exercised until February 2, 2006.
(4) Represents shares of our common stock issuable upon exercise of a warrant issued to Union Atlantic Capital, L.C. as partial consideration for serving as our financial advisor and private placement agent in connection with the issuance of the convertible notes. The warrant has an exercise price of $1.647 and may be exercised until April 30, 2005.
(5) Represents shares of our common stock issuable to the purchasers of the convertible notes if the closing bid price of our common stock is not equal to or greater than $2.374 for 10 consecutive trading days during the 180 day period commencing on the effective date of this registration statement.
(6) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 10, 2001

PROSPECTUS

                                    IVG CORP.

                     UP TO 39,233,420 SHARES OF COMMON STOCK

This offering relates to the resale of an aggregate of 39,233,420 shares of our common stock by persons who are referred to in this prospectus as selling securityholders. The shares offered by this prospectus include shares issuable by us in the future if:

         o convertible notes held by some of the selling securityholders are converted into shares of our common stock;

         o        warrants held by the selling securityholders are exercised; or

         o we are required to issue additional shares of our common stock to some of the selling securityholders under our agreement with them.

We will not receive any proceeds from the resale of these shares by the selling securityholders. However, we could receive proceeds of up to $82,350 upon exercise by Union Atlantic Capital, L.C, one of the selling securityholders, of warrants held by it.

The selling securityholders may sell the shares of common stock from time to time in public or private transactions occurring on or off the OTC Bulletin Board, in negotiated transactions or otherwise.

Our common stock is quoted on the OTC Bulletin Board under the trading symbol "IVGG." On October 5, 2001, the average of the closing bid and asked price of our common stock was $0.055.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS ____________, 2001.




The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                             TABLE OF CONTENTS

SUMMARY.................................................1        Market Price Information...............................15

The Company.............................................1        Dividends..............................................15

Risk Factors............................................1        MANAGEMENT.............................................16

The Offering............................................1        Directors and Executive Officers.......................16

Shares of Common Stock Outstanding:.....................2        EXECUTIVE COMPENSATION.................................16

How to Contact Us.......................................2        Summary Compensation Table.............................16

Summary Financial Data..................................2        Employment Agreements..................................17

RISK FACTORS............................................3        2000 Omnibus Securities Plan...........................17

Risks Associated With Our Business......................3        Option Grants..........................................17

Risks Associated With Investing in Our Securities.......4        Option Exercises and Option Values.....................18

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS..............6        Compensation of Directors..............................18

USE OF PROCEEDS.........................................6        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                                                   MANAGEMENT...........................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS...................6        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........19

Results of Operations...................................7        INDEMNIFICATION........................................20

Comparison of the Six Months Ended June 30, 2001                 FINANCING AGREEMENTS...................................21
 and June 30, 2000......................................7
                                                                 Overview...............................................21
Comparison of the Years Ended December 31, 2000
 and December 31, 1999..................................8        Convertible Notes......................................21

Comparison of the Years Ended December 31, 1999                  Registration Rights....................................23
  and December 31, 1998.................................8
                                                                 Security Agreement.....................................24
Liquidity and Capital Resources.........................8
                                                                 Warrants for Investors.................................24
Going Concern Consideration.............................9
                                                                 Warrant for Union Atlantic.............................24
BUSINESS...............................................10
                                                                 DESCRIPTION OF SECURITIES TO BE REGISTERED.............25
Overview...............................................10
                                                                 Common Stock...........................................25
Portfolio Companies....................................10
                                                                 SELLING SECURITYHOLDERS................................25
Business Strategy......................................12
                                                                 PLAN OF DISTRIBUTION...................................26
Evaluation of Potential Acquisitions...................13
                                                                 LEGAL MATTERS..........................................27
Competition............................................13
                                                                 EXPERTS ...............................................27
Intellectual Property..................................14
                                                                 WHERE YOU CAN FIND MORE INFORMATION....................27
Properties.............................................15
                                                                 INDEX TO FINANCIAL STATEMENTS.........................F-1
Legal Proceedings......................................15

Employees..............................................15




                                     SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. WE URGE YOU TO READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION AND THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, THE WORDS "WE," "US," "OUR" AND "THE COMPANY" REFER TO IVG CORP.; OUR SUBSIDIARIES., SWAN MAGNETICS, INC. AND CYBERCOUPONS.COM, INC.; AND OUR DIVISION, GEEWHIZUSA.COM.

THE COMPANY

We are a holding company that intends to acquire promising revenue-generating companies and assist them by providing financial guidance, business model creation and implementation, access to equity resources and technology. To date, our portfolio companies consist of the following:

         o Our division, GeeWhizUSA.com, a manufacturer and distributor of proprietary novelty, gift and branded products that light up.

         o Swan Magnetics, Inc., developer of a proprietary ultra-high capacity floppy disk drive technology and the owner of 46% of the common stock of iTVr, Inc., which is developing next generation digital video recording technology; and

         o CyberCoupons.com, Inc., a development stage company that intends to be a source for consumers to obtain coupons for grocery, household and beauty products via the Internet.

We are also actively pursuing opportunities to expand our business into the human resources outsourcing industry through the acquisition of professional employer organizations. A professional employer organization typically provides employee payroll, human resource and benefit services on an outsourced basis. At this time, we are exploring opportunities within this arena, but do not have any definitive agreements to merge with or acquire a professional employer organization at this time.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. You should consider the risk factors described on pages 3 to 5 of this prospectus, together with the other information in this prospectus, in evaluating an investment in our common stock.

THE OFFERING

On February 2, 2001, Alpha Capital Aktiengesellschaft, AMRO International, S.A., Markham Holdings Ltd. and Stonestreet Limited Partnership (the "investors") purchased from us an aggregate $1,100,000 of our 6% convertible notes due 2003.

Under our agreement with the investors, we will be obligated to issue additional shares of our common stock to them if the closing bid price of our common stock is not equal to or greater than $2.374 for 10 consecutive trading days during the 180-day period beginning on the effective date of this registration statement.

In consideration for their investment, we also issued the investors warrants to purchase an aggregate of 275,000 shares of our common stock at an exercise price of $1.647. In partial consideration for serving as our financial advisor and private placement agent in connection with the issuance of the notes, we issued Union Atlantic Capital, L.C. a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.647.

Through this prospectus, the selling securityholders may offer to the public the common stock acquired upon the conversion of the notes, the exercise of the warrants and the additional shares we may be required to issue to the investors. The offering price of such sales will be determined at the time of sale by a selling securityholder. See "Financing Agreements" and "Plan of Distribution."

Our agreement with the investors requires us to register:

         o 200% of the shares of common stock that would be issuable on conversion of the notes if the notes were converted on October 8, 2001 (38,630,378 shares)

         o 200% of the additional shares that would be issuable to the investors 180 days after this registration statement is made effective, if (1) our closing bid price does not equal or exceed $2.374 for 10 consecutive trading days during such period and (2) our average closing bid price over the five days at the end of such period exceeds $1.5825 (278,042 shares), and

         o 100% of the shares issuable on exercise of the warrants held by the investors (275,000 shares).

We will not receive any of the proceeds from the resale of the common stock by the selling securityholders. We may receive total proceeds of up to $82,350 in connection with the exercise of certain warrants by the selling securityholders.

SHARES OF COMMON STOCK OUTSTANDING:

                  o   Prior to this Offering:  51,661,759 shares

                  o After this Offering: 90,895,179 shares (assuming the conversion of the notes and exercise of the warrants into all shares included in the registration statement of which this prospectus is a part).

HOW TO CONTACT US

Our principal offices are located at 13135 Dairy Ashford, Suite 525, Sugar Land, Texas 77478. Our telephone number is (281) 295-8400.

SUMMARY FINANCIAL DATA

                                                                 SIX MONTHS ENDED         YEAR ENDED DECEMBER 31,
                                                                 ----------------         -----------------------
                                                                  JUNE 30, 2001            2000             1999
                                                                  -------------            ----             ----
Total Revenues                                                     $     427,595      $      396,300     $   402,422
Total Expenses                                                     $  13,040,669      $   23,570,385     $   575,268
Net (Loss)                                                         $ (12,834,677)     $  (21,146,313)    $  (291,831)
Basic and fully diluted net loss per share                         $        (.25)     $        (0.59)    $     (0.05)
Shares used in computing basic and fully diluted net loss
    per share                                                         50,858,168          37,305,300       6,288,554


                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE UNDERTAKEN ONLY BY PROSPECTIVE INVESTORS WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO BEAR THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING WHETHER TO PURCHASE ANY OF OUR SECURITIES. IF ANY OF THE EVENTS DESCRIBED IN THE FOLLOWING RISKS ACTUALLY OCCURS, THE VALUE OF OUR SECURITIES COULD DECLINE, AND AN INVESTOR MAY LOSE ALL OR PART OF THE MONEY PAID TO PURCHASE THE SECURITIES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO HARM OUR BUSINESS PROSPECTS, FINANCIAL CONDITION AND OPERATING RESULTS, AS SET FORTH ELSEWHERE IN THIS PROSPECTUS.

RISKS ASSOCIATED WITH OUR BUSINESS

IF WE ARE UNABLE TO IDENTIFY AND PURCHASE INTERESTS IN COMPANIES THAT FIT WITHIN OUR BUSINESS PLAN, OUR BUSINESS STRATEGY WILL NOT BE SUCCESSFUL. Our success depends upon the ability of our managers to identify and close the acquisition of equity interests in companies that compliment our overall strategy and business plan. No assurances can be given that we will be able to identify complimentary companies that are interested in completing transactions with us. Even if such prospects are successfully identified, any number of factors could preclude us from successfully completing the transactions, including the failure to agree on terms, incompatibility of management teams, competitive bids from other companies, lack of capital to complete the transactions or unwillingness on the part of the prospects. If we cannot acquire substantial equity interests in attractive companies that fit within our business strategy, we may not be successful.

WE FACE SUBSTANTIAL COMPETITION AND, IN MANY CASES, BETTER-FINANCED COMPETITORS, WHICH MAY RESULT IN OUR INABILITY TO CLOSE ACQUISITIONS. The business of developing, acquiring and capitalizing companies is highly competitive. Our competitors include existing holding companies that have a longer operating history, existing portfolios of professional employer organizations, substantially greater financial resources and an established market for their publicly traded securities. We also face competition from venture capital companies, investment banks, Internet holding companies and large capitalization industrial companies with active investment and venture capital divisions. There is no assurance that we will be successful in finding suitable portfolio companies or that such companies will want to be acquired by us. If we cannot acquire suitable portfolio companies, we will not be able to implement our business plan.

BECAUSE WE HAVE A HISTORY OF LOSSES AND EXPECT TO INCUR FURTHER LOSSES, WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN. Historically, we have incurred losses from operations, and accumulated a deficit of $36,075,555 through June 30, 2001. Our stockholders' deficit at June 30, 2001 was ($173,056). We incurred losses of $291,831 and $21,146,313 for the years ended December 31, 1999 and 2000, respectively. Our independent accountants have included an explanatory paragraph in their report on our financial statements stating that our financial statements have been prepared assuming that we will continue as a going concern, but a substantial doubt exists as to our ability to do so because of these recurring losses from operations and our net capital deficiency.

WE MAY INCUR SIGNIFICANT COSTS TO AVOID INVESTMENT COMPANY STATUS AND WILL BE REQUIRED TO CHANGE THE WAY WE OPERATE IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY AT SOME POINT IN THE FUTURE. We may incur significant costs to avoid investment company status and may suffer other adverse consequences if we are deemed to be an investment company under the Investment Company Act of 1940 (the "1940 Act"). Some of our equity investments in other businesses may constitute investment securities under the 1940 Act. A company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of its total assets, subject to certain exclusions. Investment companies are subject to registration under, and compliance with, the 1940 Act unless a particular exclusion or SEC safe harbor applies. If we were to be deemed an investment company, we would become subject to the requirements of the 1940 Act. As a consequence, we would be prohibited from engaging in business or issuing our securities as we have in the past. We might also be subject to civil and criminal penalties for noncompliance. In addition, certain of our contracts might be voidable, and a court-appointed receiver could take control of us and liquidate our business.

Although management anticipates that our investment securities will comprise less than 40% of our total assets, fluctuations in the value of these securities or of our other assets may cause this limit to be exceeded. Unless an exclusion or safe harbor was available to us, we would have to attempt to reduce our investment securities as a percentage of our total assets. This reduction can be attempted in a number of ways, including the disposition of investment securities and the acquisition of non-investment security assets. If we were required to sell investment securities, we may have to sell some sooner than we otherwise would. These sales may be at depressed prices and we may never realize the anticipated benefits from, or may incur losses on, these investments. We may not be able to sell some investments due to contractual or legal restrictions or the inability to locate a suitable buyer. Moreover, we may incur tax liabilities when we sell assets. We may also be unable to purchase additional investment securities that may be important to our operating strategy. If we are required or decide to acquire non-investment security assets, we may not be able to identify and acquire suitable assets and businesses.

OUR WORKING CAPITAL REQUIREMENTS MAY CAUSE US TO SEEK ADDITIONAL FINANCING IN THE NEAR-TERM, AND, IF SUCH FINANCING IS UNAVAILABLE, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN. Our working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business during the period and payment terms with our customers. There can be no assurance that adequate levels of additional financing, whether through additional equity financing, debt financing or other sources, will be available, or will be available when needed or on terms favorable to us. Additional financings could result in significant dilution to our existing stockholders or the issuance of securities with rights superior to our current outstanding securities. If adequate capital is not available or is not available on acceptable terms, we may be unable to fully implement our business plan, develop or enhance our services, take advantage of future opportunities or respond to competitive pressures on a timely basis, if at all. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations or our anticipated expansion.

OUR STRATEGY OF EXPANDING OUR BUSINESS THROUGH ACQUISITIONS OF OTHER BUSINESSES AND TECHNOLOGIES PRESENTS SPECIAL RISKS. We intend to continue to expand through the acquisition of businesses, technologies, products and services from other companies. Acquisitions involve a number of special problems, which we may not be capable of handling. Those problems include, but are not limited to, the following:

         o difficulty integrating acquired technologies, operations and personnel with our existing business;

         o diversion of management's attention in connection with both negotiating the acquisitions and integrating the businesses and assets;

         o potential issuance of securities in connection with the acquisition, which securities dilute the current holders of our outstanding securities;

         o strain on managerial and operational resources as management tries to oversee larger operations;

         o        exposure of unforeseen liabilities of acquired companies; and

         o the requirement to record additional future operating costs for the amortization of goodwill and other intangible assets, which amounts could be significant.

RISKS ASSOCIATED WITH INVESTING IN OUR SECURITIES

OUR STOCKHOLDERS WILL EXPERIENCE DILUTION IF HOLDERS OF CONVERTIBLE SECURITIES WE ISSUED CONVERT SUCH SECURITIES INTO SHARES OF OUR COMMON STOCK. On February 2, 2001, certain investors purchased an aggregate of $1.1 million of our 6% Convertible Notes due 2003. The notes are convertible into shares of our common stock at a conversion price equal to the lower of (1) $1.5825 and (2) 85% of the average of the three lowest closing bid prices for our common stock on the principal market on which it is trading for the 22 trading days prior to but not including the date of conversion of the note. As of October 8, 2001, and at an assumed conversion price of $0.05695 per share, the notes would have been convertible into 19,315,189 shares of our common stock. The number of shares issuable on conversion of the notes could prove to be significantly higher in the event of a decrease in the closing bid price of our common stock. We would be required to issue additional shares of common stock to the investors if our closing bid price does not equal or exceed $2.374 for 10 consecutive trading days during the 180 days after the effective date of this registration statement. The number of shares we would have to issue would be at least 139,021 but could be significantly higher if our five-day average closing bid price at the end of such period is significantly less than $1.5825 per share. Our stockholders could experience significant dilution if we are required to issue a large number of additional shares to the investors under these arrangements.
See "Financing Agreements."

OUR COMMITMENT TO ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE MAY CAUSE OUR STOCK PRICE TO FALL. We have reserved a significant number of shares of our common stock for future issuance as described in the preceding risk factor. The issuance of the shares of common stock which have been reserved for future issuance may cause then prevailing market price of our common stock to fall.

IF OUR INVESTORS ELECT TO WAIVE THE CURRENT CAP ON THEIR ABILITY TO CONVERT, THEIR CONVERSION OF CERTAIN CONVERTIBLE NOTES COULD RESULT IN A CHANGE OF CONTROL. On February 2, 2001, four investors purchased an aggregate of $1.1 million of our convertible notes. Pursuant to our agreement with these investors, each investor agreed that its respective portion of the notes would not be converted into more than 9.9% of our outstanding common stock at the time of such conversion. However, our agreement with the investors also provides that each investor may waive this 9.9% conversion limitation at any time on 75 days notice to us. In the event the investors waive this limitation, the conversion of the convertible notes into shares of our common stock could result in a change of control. In the event a change of control occurs, the investors would have the power to make decisions concerning our business and operations, including the ability to replace our management.

WE ARE CURRENTLY IN DEFAULT ON NOTES TO SES-CORP., INC. WE NEED TO RAISE ADDITIONAL CAPITAL IN ORDER TO SATISFY THIS PREEXISTING OBLIGATION. At October 10, 2001, we were in default on the payment of a note to SES-Corp., Inc. in the amount of $1 million, which bears interest at eight percent per year. In order to satisfy our obligations under this note, we will need to raise additional capital. While we hope to raise additional capital in the near future, we cannot guarantee that we will be able to do so on acceptable terms, if at all.

OUR DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWN A SIGNIFICANT AMOUNT OF OUR CURRENTLY OUTSTANDING COMMON STOCK, WHICH MEANS THEY CAN EXERCISE SIGNIFICANT INFLUENCE OVER STOCKHOLDER ACTIONS. Our directors and executive officers currently beneficially own an aggregate of 13,287,721 shares of our common stock, including options to purchase shares exercisable within 60 days of October 10, 2001. This represents approximately 24.5% of our currently outstanding common stock, taking into account the exercise of the above mentioned stock options. We may grant additional stock options or stock to our directors and executive officers in the future which could increase this concentration of ownership further. As a result, the directors and executive officers, acting together in concert, could exercise a significant influence over all matters requiring stockholder approval, including the ability to elect members of our board of directors, including themselves, and to approve or prevent us from taking significant corporate actions requiring director and/or stockholder approval. If these directors and executive officers collectively withheld their consent and approval, they could (1) have a significant impact on actions that might effect a change in control of the company, such as a merger or consolidation involving the company; or (2) discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the company.

ADDITIONAL SALES PRACTICES IMPOSED UPON BROKER-DEALERS THAT SELL LOW-PRICED SECURITIES COULD LESSEN THE MARKET FOR OUR SECURITIES. The SEC has adopted regulations concerning low-priced securities or "penny stocks." The regulations define a penny stock to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. For transactions covered by these regulations, a broker-dealer intending to sell to persons other than established customers or accredited investors must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to the sale. These additional burdens may discourage broker-dealers from effecting transactions in our securities and could limit market liquidity in our common stock and a stockholder's ability to sell in the secondary market. In addition, it is unlikely that any bank or financial institution will accept penny stock as collateral.

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by (or on behalf of) us. You can sometimes identify these statements by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words, although such words are not used in every sentence in which we present anticipated future outcomes or occurrences. Except for historical information contained in this prospectus, the statements included in the "Risk Factors" section, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the "Business" section, and elsewhere in this prospectus, contain forward-looking statements that are dependent upon a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The factors listed in the "Risk Factors" section, as well as cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We do not intend to provide updated information about the matters referred to in these forward-looking statements, other than in the context of Management's Discussion and Analysis of Financial Condition and Results of Operations contained in this prospectus and other disclosures in the filings we make with the SEC.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the resale of our common stock by the selling securityholders. However, we would receive the sale price of any common stock that we issue to the selling securityholders upon exercise of the warrants held by them. 50,000 of these warrant shares can only be purchased for cash and 275,000 of these warrant shares can be purchased for cash or on a cashless basis, at the holder's election. In the event an investor elects to exercise its warrants on a cashless basis, the investor will use the difference between the exercise price of the warrant and the fair market value of the shares at the time of exercise to acquire the shares underlying the warrant. For example, if our common stock had a fair market value of $3.294 at the time an investor elected to exercise a warrant to purchase 100,000 shares, the investor could, on a cashless basis, exercise the entire warrant and receive 50,000 shares. The warrant holders are not obligated to exercise these warrants, and there can be no assurance that they will do so. If warrants are exercised on a cashless basis, we will receive no proceeds from those exercises. The total proceeds from the exercise of these warrants, if exercised in full, would be $82,350 if all cashless warrants were exercised on a cashless basis. We anticipate that any proceeds we may receive will be used as working capital and for general corporate purposes.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


OVERVIEW

We were incorporated in Florida in 1987 under the name Sci Tech Ventures, Inc., and changed our name to Strategic Ventures, Inc. in May 1991 and Internet Venture Group, Inc. in October 1999. Effective December 31, 1999, control of Internet Venture Group, Inc. was acquired by shareholders of GeeWhiz.com, Inc., a Texas corporation. Because this acquisition was treated as a reverse acquisition (a recapitalization of GeeWhiz.com) for accounting purposes, our financial statements for periods prior to December 31, 1999 are those of GeeWhiz.com. The former business of GeeWhiz.com has been continued by our GeeWhizUSA.com division, which manufactures and distributes proprietary novelty, gift and branded products, including fiber optic illuminated drinking containers.

We have expanded our business into other areas during 2000 and 2001 through a series of acquisitions. In September 2000, we acquired 88.5% of the common stock of Swan Magnetics, Inc., developer of a proprietary ultra-high capacity floppy disk drive technology. During 2001, Swan Magenetics acquired 46% of the common stock of iTVr, Inc., which is developing next generation digital video recording technology. In January 2001, we acquired 35% of the common stock of CyberCoupons, Inc., a development stage company that intends to be a source for consumers to obtain coupons for grocery, health and beauty products over the Internet.

In April 2001, we acquired SES-Corp., Inc., a professional employer organiation pursuant to an Amended and Restated Asset Purchase Agreement and Agreement and Plan of Merger (the "Merger Agreement"). In the merger SES became a wholly-owned subsidiary of ours. The shares of SES common stock outstanding immediately prior to the effective time of the merger were converted into the right to receive 11,819,262 shares of our common stock. Ten million shares of our common stock were to be placed in an escrow account (the "Escrow Shares") to secure certain indemnification obligations set forth in the Merger Agreement.

Subsequent to our acquisition of SES, we became aware that SES was the subject of an investigation by the Internal Revenue Service relating to its actions prior to our acquisition of the company. SES also had some of its bank accounts frozen by a bank that claimed the accounts were overdrawn by over $30 million, and subsequently filed for bankruptcy protection. In light of these developments, we entered into an agreement with the two former shareholders of SES in August 2001 in which we disposed of SES by exchanging all of the issued and outstanding shares of SES for the Escrow Shares. Pursuant to the terms of the Agreement, these shareholders each retained 909,631 shares of our common stock issued to them under the Merger Agreement.

The cost of our acquisition and subsequent disposition of SES was approximately $522,000. Additionally, we recorded stock based compensation expense of approximately $2,300,000, related to the approximately 1,800,000 shares of stock currently held by the former shareholders of SES. While no claims against us are pending or threatened related to our former ownership of SES, in the future we could incur additional expenses related to such claims.

Our financial condition and results of operations for 1999 are based solely upon the business activities of GeeWhiz.com. Our financial condition and results of operations for 2000 and 2001 are based upon the business activities of our GeeWhiz division and our Swan Magnetics, Inc. subsidiary. During these periods, we also incurred expenses relating to our corporate overhead, our investment in CyberCoupons, and Swan Magnetics' investment in iTVr. All of our revenues to date have been derived from product sales by our GeeWhiz division.

At June 30, 2001, we had current assets of approximately $3,270,000 and total assets of approximately $3,820,000. Current liabilities at June 30, 2001 were approximately $6,356,000. Our stockholders' deficit at June 30, 2001 was approximately $173,000.

RESULTS OF OPERATIONS

COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2001 AND JUNE 30, 2000

Revenues increased to approximately $428,000 for the first half of 2001, compared to approximately $176,000 for the comparable period in 2000. The increase was attributable principally to increased product sales and interest income. Cost of goods sold increased to approximately $337,000 from $148,000 for the same periods. This increase was primarily the result of increased product sales.

Other expenses, consisting principally of general and administrative expenses of $12 million, increased to approximately $13,172,000 from approximately $404,000. This increase was due primarily to expenses for shares issued in acquisitions, increased stock-based compensation, expenses of Swan Magnetics, Inc., and increased costs due to acquisitions and expansion of our operations. We also recorded interest expense of $549,000 and a $500,000 loss on our investment in iTVr during the first six months of 2001.

Our net loss for the six months ended June 30, 2001 was approximately $12,835,000, compared to a net loss of approximately $376,000 for the six months ended June 30, 2000. The loss in 2001 is related primarily to expenses for shares issued in acquisitions increased consulting, legal and accounting fees incurred in connection with acquisition activity, expenses of Swan Magnetics, Inc., and increased costs due to expansion of Company operations.

COMPARISON OF THE YEARS ENDED DECEMBER 31, 2000 AND DECEMBER 31, 1999

Revenues decreased to approximately $396,000 for 2000, compared to approximately $402,000 for 1999. Cost of goods sold during 2000 increased to approximately $299,000, from $181,000 during 1999. This increase was primarily the result of higher prices for materials and higher direct costs associated with manufacturing by our GeeWhiz division.

Other expenses, consisting principally of general and administrative expenses of $5,444,000 and an $18,040,000 expense for the value of the shares issued in our acquisition of Swan Magnetics, Inc., increased to approximately $23,570,000 in 2000, from approximately $575,000 in 1999. The increase was principally due to the above $18.04 million non-cash expense and increased general and administrative expenses associated with acquisition activity. During 2000, non-cash stock compensation expense was $2,485,568. This expense represents approximately 2,414,000 shares issued to non-employees for consulting, printing and professional services rendered to us. Expense was determined using the fair value of stock issued at the time services were rendered or the fair value of the services if no market existed at the time services were rendered.

GeeWhiz accounted for $801,000 in expenses for 2000, while Swan Magnetics accounted for $143,000. The balance of $4,500,000 in other expenses was accounted for by IVG Corp. The $4,500,000 in expenses were cash and non-cash compensation and corporate expenses, including marketing of $174,000, rent of $85,000 and salaries of $273,000.

In September 2000, we acquired 88.5% of the outstanding common stock of Swan Magnetics, Inc., which had approximately $5.4 million of cash and certain in-process technology. Upon consummation of the Swan Magnetics acquisition, we expensed approximately $18,040,000 representing purchased in-process technology. The in-process technology consisted of a proprietary floppy disk drive technology that had reached prototype form. Our initial intent was to take this technology to market via strategic alliances with other companies providing parallel products and services to customers. It was determined post-acquisition that we would be better served to pursue other revenue-producing activities. As a result, the technology has not yet been taken to market and there are no plans to do so in the near term. No additional expense or revenue is expected in connection with this technology in the near term. Should we decide to market this technology in the future, we believe the cost of doing so would be minimal.

Our net loss for 2000 was approximately $21,146,000, compared to a net loss of approximately $292,000 during 1999. The loss in 2000 is primarily due to the write-off of in-process technology acquired in our acquisition of Swan and increased general and administrative expenses due to acquisition activity.

COMPARISON OF THE YEARS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998

Revenues increased to approximately $402,000 for 1999, compared to approximately $328,000 for 1998. The increase was attributable principally to increased product sales.

Costs of goods sold during 1999 increased to $181,000, from $133,000 during 1998. This increase was primarily the result of the larger number of drinking glasses produced and distributed in 1999.

Other expenses, consisting of selling, general and administrative expenses, and sales and marketing expenses, decreased to $575,000 in 1999, from $585,000 in 1998. The decrease was principally due to decreased sales and marketing expenses in 1999.

Our net loss for 1999 was approximately $292,000, compared to a net loss of $389,000 during 1998.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used in operating activities was approximately $3,006,000 for the six months ended June 30, 2001 and $195,000 for the comparable period of 2000. We had approximately $1,269,000 in cash at June 30, 2001, excluding $1,500,000 of cash restricted for payment of a promissory note to a vendor.

Operations for the six months ended June 30, 2001 were financed principally through loans from institutional investors, SES-Corp., Inc., which was our subsidiary until August 8, 2001, and our Swan Magnetics, Inc. subsidiary. The loan proceeds totaled approximately $2.4 million.

Net cash used in operating activities was approximately $1,092,000 in 2001 and $255,000 in 2000. Our acquisition of Swan Magnetics in September 2000 generated cash of approximately $5,400,000, of which $1,500,000 was restricted for payment of a promissory note to a vendor. We had approximately $2,887,000 in cash at December 31, 2000, excluding restricted cash. Prior to obtaining funding from Swan Magnetics and subsequently acquiring Swan Magnetics in September 2000, we financed our losses from operations in 2000 and 1999 principally through the issuance of our common stock in private transactions and borrowings from our management and stockholders.

In addition, in both 2001 and 2000, we obtained services or paid expenses through the issuance of common stock.

Our loan from SES-Corp., Inc. in the principal amount of $1 million was due in September 2001. Our $1.1 million convertible notes are due on January 1, 2003, and our note from Swan Magnetics in the principal amount of approximately $2.8 million is due on August 1, 2003. We need to raise additional capital in order to satisfy these obligations. See "Certain Relationships and Related Transactions" and "Financing Agreements" for descriptions of the convertible notes and Swan Magnetics note.

Management has taken steps to revise our operating and financial requirements to accommodate our available cash flow, including substantial reductions in management salaries. As a result of these efforts, management believes funds on hand and cash flow from operations will enable us to meet our liquidity needs for at least the next two months. We need to raise additional cash, however, in order to satisfy our proposed business plan and expand our operations. Management is presently investigating potential financing transactions and acquisitions that management believes can provide additional cash for our operations and be profitable in both the short and long-term. Management also intends to attempt to raise funds through private sales of our common stock. Although management believes that these efforts will enable us to meet our liquidity needs in the future, there can be no assurance that these efforts will be successful.

GOING CONCERN CONSIDERATION

We have continued losses from operations, negative cash flow and liquidity problems. These conditions raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability of reported assets or liabilities should we be unable to continue as a going concern.

We have been able to continue based upon loans from institutional investors and our subsidiaries, and the financial support of certain of our stockholders. Management believes that actions presently being taken to revise our operating and financial requirements provide the opportunity for us to continue as a going concern. Management is presently investigating potential financing transactions and acquisitions that management believes can provide additional cash for the our operations and be profitable in both the short and long-term. Management also intends to attempt to raise funds through private sales of our common stock. Although management believes that these efforts will enable us to meet our liquidity needs in the future, there can be no assurance that these efforts will be successful.

                                    BUSINESS

OVERVIEW

We are a holding company that intends to acquire promising revenue-generating companies and assist them by providing financial guidance, business model creation and implementation, access to equity resources and technology. To date, our portfolio companies consist of the following:

         o Our division, GeeWhizUSA.com, a manufacturer and distributor of proprietary novelty, gift and branded products that light up;

         o Swan Magnetics, Inc., developer of a proprietary ultra-high capacity floppy disk drive technology and the owner of 46% of the common stock of iTVr, Inc., which is developing next generation digital video recording technology; and

         o CyberCoupons.com, Inc., a development stage company that intends to be a source for consumers to obtain coupons for grocery, household and beauty products via the Internet.

We are also actively pursuing opportunities to expand our business into the human resources outsourcing industry through the acquisition of professional employer organizations. A professional employer organization typically provides employee payroll, human resource and benefit services on an outsourced basis. While we are exploring opportunities within this arena, we do not have any definitive agreements to merge with or acquire a professional employer organization at this time.

PORTFOLIO COMPANIES

GEEWHIZ. We acquired our division, GeeWhizUSA.com, in a two step transaction. In the first step, which became effective as of December 31, 1999, 37 shareholders of GeeWhiz acquired control of approximately 87% of our common stock pursuant to a share exchange agreement in which we exchanged 23,905,374 shares of our common stock for the 5,312,053 shares of GeeWhiz common stock held by the participating shareholders. In July 2000, the second step of this acquisition was completed with the merger of GeeWhiz into IVG, following which GeeWhiz became our promotional products division. Neither party obtained a fairness opinion in connection with these transactions. Shareholder approval was not required with respect to the share exchange. A majority of the shareholders of both parties approved the merger. The terms of the transactions were the result of arm's length negotiations between the parties. Elorian Landers, who is now our Chief Executive Officer and a director, was GeeWhiz's Chief Executive Officer and principal stockholder at the time of these transactions. Thomas L. McCrimmon, who is now one of our directors, was our President and principal stockholder at the time of these transactions. GeeWhiz engaged in these transactions for the principal purpose of becoming a publicly-traded company and acquiring the access to capital and liquidity associated with being publicly traded. IVG, which was a public shell company prior to these transactions, elected to be acquired by GeeWhiz in order to become an operating e-commerce business.

GeeWhiz, which is based in Houston, Texas, manufactures and distributes proprietary novelty, gift and branded products that light up. To date, GeeWhiz has principally been engaged in the sale of its proprietary Starglas(TM) line of fiber optic illuminated drinking containers. GeeWhiz is rapidly expanding its product line to include a wide variety of promotional, gift and souvenir items which will be sold over its website and through traditional distribution channels. GeeWhiz introduced LightArt(TM) in September 2000, which is a line of illuminated gifts and merchandise primarily aimed at the promotional product channel and secondarily at the retail gift channel. LightArt(TM) includes illuminated keychains, awards and wearable products. GeeWhiz intends to expand its product line from its proprietary Starglas(TM) and LightArt(TM) lines of fiber optic illuminated products to include other promotional, gift and souvenir items for sale through both the GeeWhiz website and traditional reseller and specialty distribution channels. Although GeeWhiz is currently a division of the company, we plan to form a new, wholly-owned subsidiary to operate the GeeWhiz business in 2001.

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

GeeWhiz operates a business e-commerce website designed to access and service the promotional products, gifts and souvenir markets. Through this website, GeeWhiz plans to bring together the customers, distributors, merchandisers, concessionaires and resellers of this highly fragmented industry to meet and transact business on-line via an electronic promotional products, gifts and souvenir bazaar.

SWAN MAGNETICS. On September 28, 2000, we acquired approximately 88.5% of Swan Magnetics, Inc., a Santa Clara, California-based developer of proprietary ultra-high capacity floppy disk drive technology. As part of a two-step purchase transaction, we first exchanged 20,000,000 shares of our common stock for approximately 88.5% of the common stock of Swan Magnetics. We then offered to exchange the common stock received by those stockholders for warrants to purchase our common stock at an exercise price equal to $1.75. This permitted us to reduce the number of shares we were issuing in the Swan acquisition. Stockholders exchanged an aggregate of 9,091,793 shares of common stock for warrants to purchase our common stock. The terms of the transaction, which were approved by a majority of the outstanding shares of Swan Magnetics, were the result of arm's length negotiations between the parties. A vote of our shareholders was not required to effect this acquisition. Neither party obtained a fairness opinion in connection with this transaction. Eden Kim was the principal shareholder and President of Swan Magnetics at the time of the transaction. During this time, Mr. Kim was also our Chairman and Secretary. Elorian Landers, our Chief Executive Officer and director, and Thomas L. McCrimmon, our director, were principal shareholders at the time of this acquisition. We believe the Swan Magnetics shareholders engaged in these transactions principally because of the economic terms, the additional liquidity offered by becoming shareholders of a publicly-traded company, and the opportunity to particpate in a broader business. We approved these transactions primarily because Swan Magnetics possessed $5.4 million in cash that could assist us in financing our business strategy, and because we intended to market Swan Magnetics' proprietary technology. We initially intended to pursue strategic alliances with manufacturers of similar products and services in order to bring the Swan Magnetics' technlogy to market. Subsequent to the closing of our acquisition, however, we determined to pursue other revenue-producing activities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

In February 2001, Swan Magnetics entered into a research and development agreement with iTVr, Inc., a company based in Santa Clara, California. iTVr is developing next generation digital video recording technology intended to record, play back and time shift certain broadband electronic transmission events. iTVr has developed a high performance, low cost, multi-function personal video recorder for a variety of applications, including time shift television recording, digital imaging and manipulation, distance education, HDTV, karaoke, videoconferencing, music videos, video e-mails and home gateway applications. Pursuant to the agreement, Swan Magnetics has invested $750,000 in iTVr to date and acquired 46% of iTVr's common stock. iTVr anticipates that its product will be on the market in the fourth quarter of 2001.

CYBERCOUPONS. On January 9, 2001, we executed a Reorganization Agreement and Plan of Exchange pursuant to which we exchanged 2,372,625 shares of our common stock for approximately 35% of the common stock of CyberCoupons, Inc., a Houston, Texas-based company. CyberCoupons is a development stage company that intends to be a source for consumers to obtain coupons for grocery, household and beauty products via the Internet. The terms of the transaction were the result of arm's length negotiations between the parties and were not required to be approved by our shareholders. Neither party obtained a fairness opinion in connection with this transaction. Rodney Hamp was the principal shareholder and President of CyberCoupons at the time of the transaction, and continues to serve in that capacity. Elorian Landers, our Chief Executive Officer and director, Thomas L. McCrimmon, our director, and Eden Kim, our former Chairman and Secretary, were principal shareholders at the time of this acquisition. We believe the CyberCoupons shareholders engaged in the transaction principally because of the economic terms, the additional liquidity offered by becoming shareholders of a publicly-traded company, and the opportunity to particpate in a broader business. We approved these transactions primarily because of CyberCoupons' business strategy to distribute coupons over the Internet.

CyberCoupons was formed to employ the infrastructure of the Internet to allow manufacturers to offer coupons, consumers to retrieve the offers and merchants to redeem the coupons virtually in real time. Much of the advertiser expense on coupons consists of the printing, distribution and logistics associated with coupon-based marketing activities. CyberCoupons believes that the disintermediation of coupon distribution and redemption can result in a significant savings to the billions of dollars spent by manufacturers and merchants to print, distribute and redeem paper coupons for grocery, household, beauty and other products. CyberCoupons intends to allow shoppers to select specific grocery coupons from the manufacturer's website or a merchant's website for use at retail outlets nationwide. CyberCoupons has tested its virtual coupon delivery and redemption process with a regional grocery store for point-of-sale redemption of electronically downloaded coupons. CyberCoupons intends to enter into alliances with national manufacturers and merchants and test its process on a large scale. CyberCoupons does not have any preliminary plans, proposals, arrangements or understandings to enter into alliances with any national manufacturers or merchants at this time.

Our investment in CyberCoupons was diluted immediately, in the sense that the CyberCoupons shares acquired in exchange for our common stock have a book value that is far less than the trading price of our common stock at January 9, 2001. No assurance can be given that our investment in CyberCoupons will appreciate in value, or that it will appreciate to a value comparable to the value of the shares of our common stock that were delivered to the CyberCoupons stockholders.

BUSINESS STRATEGY

We plan to acquire companies that our management believes can become profitable market leaders in their respective industry segment by virtue of a compelling business model, technology and/or proprietary service. We intend to focus on acquiring portfolio companies that are currently profitable or those with business models that identify what management believes to be a potentially profitable strategy. We plan to help these portfolio companies by providing corporate and strategic development resources and financial support and by leveraging the collective knowledge, experience, industry relationships and other resources of our management, board of advisors, strategic corporate partners and portfolio companies. We intend to build value in our portfolio companies by leveraging their corporate assets through cross-marketing and affinity marketing programs with our other portfolio companies.

We intend to devote significant resources to the development of our subsidiaries and the acquisition of additional businesses. Additionally, we intend to continue to evaluate new opportunities to further our investment in our other portfolio companies and seek out opportunities to increase stockholder value. For instance, we may consider selling selected investments or having separate subsidiaries sell a minority interest to outsiders, either privately or by means of a spin-off initial public offering of one or more of our portfolio companies.

We have decided to focus our acquisition activity on two industries - the human resources outsourcing industry and the creative products industry. Based on our experience, we believe that these industries are highly fragmented and represent profitable business models that can be enhanced through consolidation.

THE HUMAN RESOURCES OUTSOURCING MARKET. We intend to focus on accumulating a significant revenue base in the professional employer orgainzation, or staff leasing, industry. Professional employer organizations typically provide employee payroll, human resource and benefit services on an outsourced basis. Unlike temporary employment agencies, professional employer organizations carry client companies' full-time employees on the professional employer organization payroll and bill the client a surcharge each payroll period. Because professional employer organizations provide employee-related services to a large number of employees, they can achieve economies of scale as a professional employer and perform employment-related functions at a level typically available only to large corporations with substantial resources.

We believe we can apply our resources to increase the profit margins of professional employer organizations by helping them transition from a paper-centric human intensive operation to a paper-less, web-centric electronic operation. We also hope to leverage the employee base of professional employer organizations by creating cross marketing and affinity marketing programs between the professional employer organizations and our other portfolio companies and strategic partners. Furthermore, we intend to expand upon the services presently provided by professional employer organizations by introducing new services for the small and medium-sized businesses they serve. For example, we intend to explore the provision of accounts payable, accounts receivable and other back office services to clients of our professional employer organizations.

THE CREATIVE PRODUCTS MARKET. We intend to acquire additional companies in the creative products market. This market consists of a consumer element and a business element. The consumer segment of the industry is comprised of companies that produce consumer art and gift products, such as posters and prints, calendars, greeting cards, stationary and gift items. The business segment of the industry includes companies that market business promotional products, such as our GeeWhizUSA.com division, which manufactures a variety of illuminated logo merchandise.

EVALUATION OF POTENTIAL ACQUISITIONS

DEVELOPING A SUCCESSFUL BUSINESS MODEL. Any new company must develop a business model that eventually makes money and provides a return on investment. Some companies have focused on gaining market share or revenues without regard to profitability. Until recently, some of these companies were able to sustain this approach due, in large part, to the tremendous run-up in their stock prices as investors flocked to scoop up the newest Internet public offering. This high valuation provided these companies with an Internet currency that allowed them to grow through the acquisition of other Internet companies or to raise working capital by issuing new securities to the Internet-starved financial community.

However, our management does not believe that this approach equates to a sustainable, successful business model. The recent decline in stock prices for the technology sector also lends support to the view that focusing on market share or revenues without regard to profit may not be successful over the long term. Our mission is to find businesses that can obtain a leadership position within their market segment and to help them capitalize on their position by implementing a successful earnings business model.

FINDING THE BEST PEOPLE. The single most important resource for any new company is the people that manage, operate and execute the business and strategy of the company. Therefore, we will look for companies that are led by entrepreneurs with the vision to guide a new business to its market space to satisfy its market demand. To facilitate our success, we intend to augment management with professionals who have expertise in the applicable market, the ability to manage rapid growth and the flexibility to adapt to the changing marketplace. Such people are highly sought after and are few in number. To be successful, each venture must be able to attract and retain such people.

When evaluating a potential portfolio company, we consider whether we believe the particular company can meet the foregoing challenges. Management also evaluates a variety of other factors, including the following:

         o MARKET SEGMENT. Is the company positioned in a market segment that can experience extraordinary growth or leverage?

         o MARKET POSITION. Is the company well positioned within the segment compared to competitors? Is the company first in its space? Does the company have some other market advantage?

         o INDUSTRY LEADERSHIP. Does the company have the products, services and skills necessary to become an industry leader in the market segment?

         o PROPRIETARY TECHNOLOGY. Does the company possess some proprietary technology or other technical competitive edge?

         o MANAGEMENT TEAM. Does the management team exhibit the traits or potential necessary to recognize and quickly exploit a market opportunity and focus the company to seize market share?

         o BUSINESS MODEL. Does the company have, or is it open to adopting, a business model and strategy that will allow the company to mature and eventually generate earnings per share that result in a return on investment?

         o NETWORK SYNERGY. Does the company contribute to, or will it benefit from, relationships with our other portfolio companies?

COMPETITION

COMPETITION IN THE PROFESSIONAL EMPLOYER ORGANIZATION INDUSTRY. Competition within the professional employer organization industry generally focuses on the quality and breadth of services, choice and quality of benefits packages, reputation and price. We believe leading professional employer organizations will be distinguished by reputation, national presence, regulatory expertise, financial resources, risk management and information technology capabilities.

The professional employer organization industry is highly fragmented, and many professional employer organizations have limited operations that serve fewer than 1,000 worksite employees. We believe that companies we may acquire in the industry will face competition from the traditional in-house provision of employee-related services, regional and national professional employer organizations and fee-for-service providers such as payroll processing firms and human resource consultants. National competitors in the professional employer organization industry include Administaff, Inc. and Staff Leasing, Inc. and the professional employer organization divisions of large business services companies such as Automatic Data Processing, Inc. and Paychex, Inc. As professional employer organizations expand nationally, competition will likely intensify in the industry.

COMPETITION IN THE PROMOTIONAL PRODUCTS INDUSTRY. Competition within the promotional products industry is highly fragmented and competitive, and some of our competitors have substantially greater financial and other resources than we do. Our promotional products compete with the services of in-house advertising, promotional products and purchasing departments and with designers and vendors of single or multiple product lines. Our promotional products also compete for advertising dollars with other media such as television, radio, newspapers, magazines and billboards. Entry into the promotional products industry is not difficult and new competitors are continually commencing operations.

The primary methods of competition are creativity in product design, quality and style of products, prompt delivery, customer service, price and financial strength. While some of our competitors may enjoy an advantage in one or more of these areas, we are unique in the production of our illuminated drinking containers and do not compete with others in the industry for customers who wish to market their company, product or brand on drinking glasses that light up. In the promotional products industry in general, major competitors include Cyrk, Inc. and Ha-Lo, Industries, Inc.

INTELLECTUAL PROPERTY

Our success and ability to compete may be dependent on our ability to develop and maintain the proprietary aspects of technology and operate without infringing on the proprietary rights of others. We rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect the proprietary aspects of our technology. We hold a license under US Patent Numbers 5,211,699 and 5,575,553 on proprietary fiber optic illuminated drinking containers, as well as registered trademarks on Starglas(R) (Reg. No. 2,216,216) and Fyrglas(R) (Reg. No. 1,995,482). In addition, Fyrglas(R) is also a registered trademark in Canada. We also have a patent pending with the United States Patent and Trademark Office (Application No. 09/842,701). We have no reason to believe that this patent application will not be granted. These legal protections afford only limited protection for our technology.

Despite efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information regarded as proprietary. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that our means of protecting our proprietary rights will be adequate or that competitors will not independently develop similar technology. Any failure by us to meaningfully protect our property could have a material adverse effect on our business, results of operations and financial condition.

To date, we have not been notified that our products or services infringe the proprietary rights of third parties, but there can be no assurance that third parties will not claim infringement with respect to our current or future products and services. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements may not be available on terms acceptable to us or at all. A successful claim of product infringement against us and our failure or inability to license the infringed technology or develop or license technology with comparable functionality could have a material adverse effect on our business, results of operations and financial condition.

PROPERTIES

Our principal executive offices are located in approximately 4,994 square feet in Sugar Land, Texas. Our monthly rental payments for this space are $9,988. The lease for this space expires on November 30, 2005. We also lease approximately 10,000 square feet of warehouse space in Houston, Texas. Our monthly rental payments for this space are $6,515.20 through November 30, 2001, and $6,718.80 from December 1, 2001 through November 30, 2002. This lease expires on November 30, 2002.

LEGAL PROCEEDINGS

From time to time, we are subject to litigation in the ordinary course of business. As of the date of this prospectus, we are not currently subject to any material legal proceedings.

EMPLOYEES

As of October 1, 2001, we had 9 employees, of which 8 were employed by IVG Corp. (5 of which are devoted to our GeeWhiz division), and 1 was employed by Swan Magnetics. CyberCoupons does not currently have any employees. We believe our relationship with our employees is good.

MARKET PRICE INFORMATION

Trading of our common stock commenced on the OTC Bulletin Board on July 13, 2000. Our common stock is traded on the OTC Bulletin Board under the symbol "IVGG." The reported high and low bid prices for our common stock, as reported by the OTC Bulletin Board, are shown below for the third quarter of 2000 through the third quarter of 2001. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                                  BID
                            ------------------------------------------------
                                   LOW                          HIGH
                            ---------------------     ----------------------
2000
Third Quarter                      $   1.50                   $  7.00
Fourth Quarter                     $   1.00                   $  2.31

                                                  BID
                            ------------------------------------------------
                                   LOW                          HIGH
                            ---------------------     ----------------------
2001
First Quarter                      $  1.06                    $  2.00
Second Quarter                     $  1.02                    $  1.69
Third Quarter                      $  0.08                    $  1.03

As of October 3, 2001, there were approximately 660 holders of record of our common stock.

DIVIDENDS

We have not paid any cash dividends to date and have no intention to pay any cash dividends on our common stock in the foreseeable future. The declaration and payment of dividends on our common stock is subject to the discretion of our board of directors and to certain limitations imposed under the General Corporation Law of the State of Delaware. The timing, amount and form of dividends, if any, will depend on our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The name, age and position of our executive officers and directors are as follows:

      NAME            AGE                    POSITION
      ----            ---                    --------

Elorian Landers       53       Chief Executive Officer and Director
Thomas McCrimmon      58       Director
Clay Border           36       Chief Development Officer, Secretary and Director

Our directors serve until the next annual meeting of our shareholders and until their respective successors are elected and qualified. Our officers serve at the pleasure of our board of directors.

ELORIAN LANDERS has served as our Chief Executive Officer and as a director of the company since December 1999. He has also served as a consultant to and director of GeeWhiz since February 1996, and as the President of GeeWhiz since October 1998. Mr. Landers holds a B.A. in Advertising from Art Center College in Pasadena, California. He also attended Texas A&M University, where he studied architecture.

THOMAS MCCRIMMON has served as a director of the company since 1987. Mr. McCrimmon was involved in merger and acquisition work, SEC and management consulting to private and public companies from 1976 through 1983 as the founder and owner of Bay Business Consultants, a business brokerage and consulting firm. Mr. McCrimmon has been the President and founder of Florida Hi-Tech Capital, Inc., Tampa, Florida, a privately held financial management consulting firm since 1984. From 1988 to 1990, Mr. McCrimmon was president of Paragon Acquisitions Group, Inc., a public company which acquired Sun Up Foods, Inc., Benton, Kentucky, a processor of citrus juice concentrate for resale to dairies nationwide. Mr. McCrimmon was President of Baystar Capital, Inc., a public shell company which merged with American Clinical Laboratories, Tampa, Florida, from 1988 to 1991. Mr. McCrimmon also serves as the President and a director of Global Assets & Services, Inc., a public shell company.

CLAY BORDER has served as our Chief Development Officer and Secretary since July 2001. From October 1999 until joining IVG, Mr. Border was Vice President of Business Development for EC Outlook, a developer of business to business software. From 1993 until early 2000, Mr. Border was employed by UBS Paine Webber, where he served as a First Vice President. While at Paine Webber, Mr. Border served as an investment advisor to corporations and high net worth individuals. Mr. Border received his Bachelors of Business Administration from the University of Texas at Austin in 1989.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the summary of compensation paid to our named executive officers in fiscal years 1998 through 2000. The "named executive officers" are our chief executive officer, regardless of compensation, and our only other executive officer who was serving as an executive officer at December 31, 2000 and whose annual salary and bonus exceeded $100,000.

                                                                                                      LONG-TERM
                                                                                 ANNUAL             COMPENSATION
                                                                              COMPENSATION             AWARDS
                                                                            ------------------    ------------------
               NAME AND PRINCIPAL POSITION                      YEAR           SALARY ($)            SECURITIES
                                                                                                     UNDERLYING
                                                                                                     OPTIONS (#)
----------------------------------------------------------    ----------    ------------------    ------------------
Elorian Landers, Chief Executive Officer and Director           2000            $220,000               750,000
                                                                1999            $210,000                 -0-
                                                                1998               N/A                   N/A

Eden Kim, Chairman of the Board and Secretary(1)                2000            $200,000               375,000
                                                                1999            $200,000                 -0-
                                                                1998               N/A                   N/A

----------------
(1)    Mr. Kim resigned from these positions in July 2001.


EMPLOYMENT AGREEMENTS

We are currently negotiating employment agreements with Elorian Landers, our Chief Executive Officer, Clay Border, our Chief Development Officer and Richard Twardowski, our Director of Investor Relations, pursuant to which each of them will receive a specified base salary subject to annual adjustment by our board of directors. We also anticipate that each employment agreement will provide that if we terminate employment without cause, the employee will be entitled to severance pay, and that the employees will receive annual bonuses at the discretion of our board of directors and be granted and/or eligible for future grants of restricted stock awards or stock options. We believe that these employment agreements will be finalized by the end of 2001.

2000 OMNIBUS SECURITIES PLAN

Our board of directors adopted our 2000 Omnibus Securities Plan in October 2000. Under the plan, our employees, directors and consultants may be awarded options to purchase our common stock. We may also make awards of restricted common stock and grant stock appreciation rights under the plan. The maximum number of shares of common stock reserved and available for issuance under the plan is 10,000,000, subject to certain adjustments. We believe that the award of options, restricted stock and stock appreciation rights will provide incentive to key personnel as well as offer an attractive benefit for the new managers that we must recruit. To date, 2,062,200 shares of our common stock have been issued under the plan. The plan will be presented to stockholders for approval at our next annual meeting of stockholders. Awards that are made under the plan prior to it being approved by our stockholders are subject to such stockholder approval.

OPTION GRANTS

The following table sets forth certain information concerning individual grants of stock options made during the last completed fiscal year to each of the named executive officers.

                              NUMBER OF         PERCENT OF TOTAL
                             SECURITIES        OPTIONS GRANTED TO
                             UNDERLYING           EMPLOYEES IN
           NAME            OPTIONS GRANTED         FISCAL YEAR           EXERCISE PRICE        EXPIRATION DATE
-----------------------    ----------------    --------------------    -------------------    -------------------
Elorian Landers                 750,000                30%                   $0.25                   (1)
Eden Kim                      1,500,000                60%                   $0.25                   (1)
----------------

(1) Twenty-five percent of the options vested February 5, 2000 and 25% vest at the end of each six-month period thereafter, with each vested portion expiring three years after the date of vesting.

OPTION EXERCISES AND OPTION VALUES

The following table sets forth certain information concerning the exercise of options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of such named executive officers' unexercised options on an aggregated basis.

                               SHARES                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                            ACQUIRED ON                             UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                              EXERCISE         VALUE REALIZED         OPTIONS AT FY-END               AT FY-END
         NAME                   (#)                  ($)                     (#)                       ($)(1)
                                                                   -------------------------    ----------------------
                                                                        UNEXERCISABLE/             UNEXERCISABLE/
                                                                         EXERCISABLE                EXERCISEABLE
-----------------------    ---------------     ----------------    -------------------------    ----------------------
Elorian Landers                 N/A                  N/A               375,000/375,000            $410,175/$410,175
Eden Kim                        N/A                  N/A               750,000/750,000            $820,350/$820,350
----------------

(1) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

COMPENSATION OF DIRECTORS

Other than being reimbursed for the expenses incurred in attending meetings of the board of directors, members of our board of directors do not receive cash compensation for their services as a director. On July 14, 2000, we granted each of our outside directors an option to purchase 300,000 shares of our common stock at an exercise price of $0.75 per share. On the date of grant, 25,000 shares vested; the remaining shares vest at the rate of 25,000 shares per quarter over three years. Each vested portion of options expires three years after the date of vesting. An outside director will forfeit any unvested options upon his ceasing to serve as a director. As of October 10, 2001, 325,000 shares were vested under these options and 400,000 were forfeited because two of the outside directors granted options ceased to serve as directors of the Company.

Thomas McCrimmon, one of our outside directors, receives a car allowance of $750 per month. Mr. McCrimmon is also covered under our healthcare plan at a level identical to our executive officers. On February 5, 2000, we granted Mr. McCrimmon an option to purchase 1,500,000 shares of our common stock at an exercise price of $0.25 per share. Twenty-five percent of the option vested on the date of grant, and 25% vests each six months thereafter. The option expires on August 5, 2004. We also paid Mr. McCrimmon $40,000 for consulting services he provided to the company in 2000.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 3, 2001, for the following: (1) each person who is known by us to own beneficially five percent or more of our outstanding common stock, (2) each of our directors and officers who beneficially own such shares and (3) our officers and directors as a group.

                                                                  SHARES OF COMMON STOCK BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                                        OWNED
============================================================    -----------------------------------------
                                                                    NUMBER(1)             PERCENT(2)
------------------------------------------------------------    -------------------    ------------------
Elorian Landers(3)                                                    9,556,221               18.2%
Eden Kim(4)                                                           9,205,641               17.3%
Clay Border                                                              17,000                   *
Thomas L. McCrimmon(5)                                                3,714,500                6.9%
Executive officers and directors as a group(6) (3 persons)           13,287,721               24.5%


----------------
         *        Less than 1% of class.
         (1) Pursuant to Rule 13d-3 under the Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise, has or shares voting power and/or investment power as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment control within 60 days. The number of shares shown includes outstanding shares owned as of October 4, 2001, by the person indicated and shares underlying warrants and/or options owned by such person on October 4, 2001, that were exercisable within 60 days of that date.
         (2) Based on 51,661,759 shares of common stock issued and outstanding as of the close of business on October 3, 2001.
         (3) Includes 750,000 shares subject to options exercisable within 60 days of October 3, 2001. Mr. Landers' Address is 13135 Dairy Ashford, Suite 525, Sugar Land, Texas 77478.
         (4) Includes 1,500,000 shares subject to options exerciseable within 60 days of October 3, 2001. Mr. Kim's address is 10715 Orline Court, Cupertino, California 94015.
         (5) Includes 1,800,000 shares subject to options exercisable within 60 days of October 3, 2001. Mr. McCrimmon's address is 3816 West Linebaugh Avenue, Suite 200, Tampa, Florida 33624.
         (6) Includes 2,292,500 shares subject to options exercisable within 60 days of October 3, 2001.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 28, 2000, we acquired approximately 88.5% of the outstanding common stock of Swan Magnetics, Inc. Eden Kim, the beneficial owner of 17.3% of our common stock and, until July 1, 2001, our Chairman of the Board and Secretary, is the Chairman of the Board and Chief Executive Officer of Swan Magnetics. Prior to the acquisition of our majority interest in Swan, we issued a secured convertible promissory note in the original principal amount of $1,000,000 to Swan Magnetics in connection with a loan by Swan Magnetics to us. Following the acquisition of our majority interest in Swan Magnetics, we borrowed additional funds from Swan Magnetics on several occasions, some of which were evidenced by promissory notes. These borrowings are secured by all of the capital stock and holdings of the company in any other entity, collateral and equipment, accounts receivable and other intangibles and intellectual property of the company as evidenced by a Security Agreement, dated July 18, 2000, between Swan Magnetics and the company. In August 2001, all prior notes and advances from Swan Magnetics, and an additional loan of $150,000, were memorialized in a new note in the principal amount of $2,843,017.33. This note is due on August 1, 2003, bears interest at 8% per year, and is subject to the July 18, 2000 Security Agreement. Up to $1,000,000 of the principal on the note is convertible into our common stock at a price of $2.00 per share.

In August 2001, we entered into a Voting Agreement with Swan Magnetics, pursuant to which we agreed to amend the bylaws of Swan to provide:

         o        for a four person board of directors,
         o that the affirmative vote of three directors is required to approve any board action,
         o that a 95% shareholder vote or a board action is required to amend the bylaws, and
         o that the CEO could take certain actions without board approval.

We further agreed to vote all shares of stock of Swan Magnetics we own in favor of two directors nominated by us, the CEO of Swan Magnetics, and one person nominated by the CEO of Swan Magnetics. We agreed to cause our nominees to the Swan board to approve an employment agreement with Eden Kim as CEO of Swan Magnetics.

In August 2001, we also entered into a Settlement and General Release Agreement with Swan Magnetics, pursuant to which we agreed to enter into the note and Voting Agreement described above. We also agreed to a mutual release of claims with Swan Magnetics. Until February 2002, we agreed to permit any former Swan Magnetics shareholder who received IVG common stock or warrants in the transactions through which IVG acquired its interest in Swan Magnetics to exchange his IVG shares and warrants for Swan shares. We also agreed to use our best efforts to register the common stock underlying the warrants issued to the former Swan Magnetics shareholders in the above-referenced transactions.

We paid Thomas McCrimmon, one of our outside directors, $40,000 for consulting services provided to the company in 2000.

During 2000, Elorian Landers, our Chief Executive Officer and a director, advanced us an aggregate of $160,000, of which $93,000 has been repaid to date. These advances bear interest at six percent per year.

In September 2001, Mr. Landers and Mr. McCrimmon pledged 3 million and 218,000 shares of our common stock, respectively, to a collateral agent for investors that purchased an aggregate of $1.1 million of our convertible notes due 2003. These stock pledges, and similar pledges of an aggregate of 1.785 million shares by four other shareholders, secure our obligations under financing agreements with the investors. See "Financing Agreements -Security Agreement." In consideration of these stock pledges, which led the investors to waive an event of default and penalties under the notes, we entered into a Common Stock Issuance Agreement with each of these shareholders. Under this agreement, the shareholders agreed to pledge their shares as collateral for the notes, and we agreed to issue to each shareholder a number of shares of our common stock equal to 46% of the shares pledged by such shareholder. We also agreed to issue shares to each shareholder in the future equal to the number of his pledged shares that are foreclosed upon by the investors, if any.


                                 INDEMNIFICATION

Pursuant to Section 145 of the General Corporation Law of the State of Delaware ("Delaware Code"), the company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the company) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or are or were serving at the company's request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Code further provides that in connection with the defense or settlement of any action by or in the right of the company, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Our Bylaws provide that we must indemnify and hold harmless to the fullest extent permitted by the Delaware Code each person who is or was a director, officer, employee or agent of the company or is or was serving at our request as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against all expenses, liability and loss (including attorneys' fees, judgments, fines, special excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, to which such person was or is made a party or is threatened to be made a party or in which such person is involved.

According to our Bylaws and Section 145 of the Delaware Code, the company has the power to purchase and maintain insurance for its present and former directors, officers, employees and agents.

The above discussion of our Bylaws and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Bylaws and the Delaware Code.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                              FINANCING AGREEMENTS

OVERVIEW

On February 2, 2001, we entered into a subscription agreement with each of Alpha Capital Aktiengesellschaft, AMRO International, S.A., Markham Holdings Ltd. and Stonestreet Limited Partnership (the "investors") pursuant to which the investors provided an aggregate of $1,100,000 in financing to us. A convertible note convertible into shares of our common stock evidenced each investor's investment. In consideration for this investment, we also issued the investors warrants to purchase an aggregate of 275,000 shares of our common stock at an exercise price of $1.647 per share. The notes and warrants were issued February 2, 2001.

Union Atlantic Capital, L.C. served as our financial advisor and private placement agent for the financing. In consideration for these services, Union Atlantic received a fee of $99,000 plus a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.647 per share.

CONVERTIBLE NOTES

GENERAL PAYMENT AND CONVERSION TERMS. Until a note is paid in full, the holder of a note may convert the outstanding principal and interest due on the note into shares of our common stock at a conversion price equal to the lower of (1) $1.5825 and (2) 85% of the average of the three lowest closing bid prices for our common stock on the principal market on which it is trading for the 22 trading days prior to but not including the date of conversion of the note. Until June 2, 2001, the notes could not be converted at a conversion price of less than $.75. As of October 8, 2001, and at an assumed conversion price of $0.05695 per share, the notes would have been convertible into 19,315,189 shares of our common stock. This number of shares could be significantly higher in the event of a decrease in the closing bid price of our common stock.

The notes are payable on January 1, 2003, and bear interest at the rate of six percent per year. If we do not pay the notes when due, the outstanding amounts will bear interest at the rate of 20% per year. At the holder's option, all principal and interest due on the note will become immediately due and payable upon an event of default under the note. An event of default under the notes includes the following:

         o our failure to pay any amounts when due under a note, and such non-payment continues for ten days;

         o our breach of a material covenant or other term or condition of a note and the breach remains uncured for seven days following written notice from the note holder;

         o our breach of a material representation or warranty in the note, subscription agreement or other related documents;

         o our assignment for the benefit of creditors, or our application for or consent to the appointment of a receiver or trustee for a substantial part of our property or business or the appointment of such a receiver or trustee;

         o entry of a judgment against us or any of our property or assets for more than $100,000 that is not fully covered by insurance that remains unvacated, unbonded or unstayed for 45 days;

         o institution of bankruptcy, insolvency, reorganization or liquidation proceedings by or against us that are not dismissed within 45 days;

         o the delisting of our common stock for trading or our failure to comply with listing conditions;

         o a concession by us in excess of $100,000 following notice and the time to cure;

         o issuance of a stop trade order on our common stock by the SEC that continues for more than two business days;

         o our failure to deliver common stock to a note holder as required by a note or the subscription agreement; or

         o our failure to file and have certain registration statements declared effective when required, or such registration statements ceasing to be effective.

The conversion price and number and type of shares issuable upon conversion of the notes are subject to adjustment upon, among other things, a merger; sale of assets; reclassification; stock splits, combinations and dividends; and certain share issuances.

MANDATORY REDEMPTION. We must pay the holder of a note, upon its request, an amount equal to 125% of the principal amount of the note designated by the holder, together with accrued but unpaid interest, in the event (1) the closing price of our common stock is less than $0.7345 for 22 consecutive trading days, or (2) we are prohibited from or fail to deliver shares of our common stock when due (except pursuant to the maximum conversion limitation discussed below). Following payment of this amount, the corresponding principal and interest on the note will be canceled and we will have no obligation to deliver shares of common stock with respect to such amount.

OPTIONAL REDEMPTION. We may redeem the outstanding notes by paying the holders an amount equal to 125% of the outstanding principal on the notes, plus accrued interest. We may elect this option provided:

         o we are not in default on the notes at the time we opt to redeem;

         o the SEC has declared effective the registration statement registering the shares that would be issued upon conversion of the note;

         o the closing price of our common stock for the ten days prior to, but not including, the redemption date, is less than $1.5825, the maximum base price under the notes; and

         o the investors have not provided us with a notice of their intent to convert the notes.

In the event we elect to redeem the notes, we must provide all of the investors with a notice of our intent to redeem. Upon such notice, the investors will have five days in which to elect to convert the notes at a price of $1.5825. If the investors do not elect to convert within this five-day period, we must pay the investors the total redemption amount within seven days of providing our notice of redemption to them. Our failure to provide the full redemption amount by the seventh day will result in an event of default under the note and our inability to exercise our right to redeem the notes in the future.

MANDATORY CONVERSION. We may cause the investors to convert up to the entire principal amount of the notes in the event that:

         o        we are not in default on the notes;

         o the closing price of our common stock is at least $3.165 for ten consecutive trading days, and on each such trading day at least 200,000 shares of our common stock have been traded (the "mandatory conversion trading period"); and

         o the SEC has declared effective the registration statement registering the shares that would be issued upon conversion of the notes.

In the event we meet these mandatory conversion provisions, we may issue a conversion notice to all of the investors, which causes each investor to convert in the same proportion as its respective holdings. This mandatory conversion notice must be given no later than one trading day after the mandatory conversion trading period, at which time the conversion price and delivery date of the conversion shares will be calculated.

MAXIMUM CONVERSION LIMITATION. On any conversion date, an investor may not convert a note into that number of shares of our common stock that would result in the investor beneficially owning more than 9.99% of the outstanding shares of our common stock on the conversion date. Provided, however, an investor is not limited to aggregate conversions of only 9.99% and may void this conversion limitation on 75 days' notice to the company.

BUY-IN. If we fail to timely deliver shares of common stock upon the conversion of a note and thereafter an investor buys shares of our common stock on the open market to satisfy a sale made in anticipation of receiving shares of common stock upon the conversion, we must pay the investor the amount by which the total purchase price of the shares purchased on the open market exceeds the principal and/or interest amount of the note timely converted together with interest at the rate of 15% per year until paid.

ADDITIONAL SHARES. In the event the closing bid price of our common stock is less than $2.374 for ten consecutive trading days during the 180 day period beginning on the effective date of the registration statement of which this prospectus forms a part, we must issue additional shares of our common stock to the investors. The aggregate number of additional shares must equal the number obtained by dividing $220,000 by the lesser of (a) $1.5825 and (b) the average closing bid price of our common stock for the five trading days immediately preceding the end of such 180 day period.

REGISTRATION RIGHTS

REGISTRATION STATEMENTS. In connection with the financing, we agreed to file the registration statement of which this prospectus forms a part. Our initial agreement with the investors required that the SEC declare the registration statement effective no later than June 17, 2001. We failed to meet this requirement and on September 10, 2001, entered into a second agreement with the investors in which we agreed, among other things, to file an amendment to the registration statement no later than October 10, 2001, which must be declared effective by the SEC no later than December 10, 2001. See "-- Security Agreement." As required by the subscription agreement, the registration statement covers 200% of the shares issuable upon conversion of the notes at a conversion price of $0.05695, 100% of the shares issuable upon exercise of the warrants held by the investors and 200% of the additional shares issuable as discussed above using an assumed price per share of $1.5825. These shares are the "registrable securities."

We also granted the investors additional registration rights. If the holders of more than 50% of the aggregate number of shares of common stock issuable upon conversion of the notes so request, we must file a registration statement covering the registrable securities covered by the notice. Provided, however, we will not have an obligation to file such a registration statement if the registrable securities are covered by an effective registration statement, and provided further that we are only required to file such a registration statement one time during the period between June 18, 2001 and February 2, 2005. Additionally, if we elect to register any of our securities for sale to the public, subject to certain exceptions, an investor may elect to have the registrable securities held by it included in the registration statement.

All registration statements that we file pursuant to the financing agreements, including the one of which this prospectus forms a part, must be kept effective until August 2, 2006.

DAMAGES FOR NON-REGISTRATION. If any of the registration statements are not filed or declared effective within the required time periods or cease to be effective for a period of time exceeding 30 days in the aggregate per year but not more than 20 consecutive calendar days, we must pay damages equal to one percent of the principal of the notes per month for the first 30 days and two percent of the principal of the notes per month for each subsequent 30-day period. We must also pay these damages if 120% of all shares of common stock underlying the registrable securities are not included in an effective registration statement as of and after December 10, 2001, as determined using the conversion price in effect on the effective date of the registration statement of which this prospectus forms a part.

EXPENSES. We agreed to pay all expenses we incur in connection with complying with our registration obligations. The investors must pay all underwriting discounts and selling commissions.

INDEMNIFICATION. We agreed to indemnify each investor, each officer, director and underwriter of the investor and each person who controls such investor or underwriter under the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such persons become subject and that arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in a registration statement under which registrable securities are registered pursuant to the financing agreements or any preliminary prospectus or final prospectus contained in the registration statement, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Provided, however, we are not liable to the investor to the extent the damages arise out of or are based upon an untrue statement or omission in any preliminary prospectus if (1) the investor failed to deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by the investor to the person asserting the claim, (2) the final prospectus would have corrected the untrue statement or alleged untrue statement or omission or alleged omission or (3) to the extent any loss, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission that was made based on information provided in writing by the investor or controlling person for inclusion in the registration statement or prospectus.

SECURITY AGREEMENT

In the subscription agreement, we agreed to cause this registration statement to be declared effective by the SEC by June 17, 2001. We were unable to comply with this provision, resulting in an event of default under the notes. On September 10, 2001, we entered into a Security Agreement with the investors, Barbara L. Mittman as collateral agent for the investors, and certain of our shareholders (including Elorian Landers, our Chief Executive Officer and a director, and Thomas L. McCrimmon, one of our directors). See "Certain Relationships and Related Transactions."

Pursuant to the Security Agreement, Mr. Landers and his wife pledged 3 million shares, and Mr. McCrimmon pledged 218,000 shares, of our common stock to the collateral agent as security for our obligations under the financing agreements with the investors. Four of our other shareholders pledged an aggregate of 1,785,000 shares to the collateral agent. The investors waived the default and penalties under the convertible notes relating to the failure to make the registration statement effective by June 17, 2001, provided that we file an amendment to the registration statement by October 10, 2001 and cause the registration statement to be declared effective by December 10, 2001.

WARRANTS FOR INVESTORS

The warrants issued to each investor may be exercised in whole or in part until February 2, 2006, at a price per share equal to $1.647. The shares of common stock issuable upon exercise of the warrants are subject to adjustment upon, among other things, our reorganization, consolidation or merger; our dissolution; and certain share issuances. The shares of common stock issuable upon exercise of the warrants are also subject to the registration rights and maximum exercise limitations discussed above.

WARRANT FOR UNION ATLANTIC

The warrant issued to Union Atlantic may be exercised in whole or in part until April 30, 2005, at a price per share equal to $1.647. The exercise price and/or number of shares of common stock issuable upon exercise of the warrant are subject to adjustment upon, among other things, a subdivision or combination of our common stock and the consolidation, merger or sale of the company.

The above discussion of the subscription agreement, notes, warrants and security agreement is not intended to be exhaustive and is qualified in its entirety by such subscription agreement, notes, warrants, and security agreement.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share. As of October 3, 2001, there were 51,661,759 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters on which the holders of common stock are entitled to vote. Cumulative voting is not allowed in any election of directors. The holders of common stock are entitled to receive, ratably, dividends when, as and if declared by the board of directors out of funds legally available therefor. However, the current policy of the board of directors is to retain earnings, if any, for the operation and expansion of our business. See "Business -- Dividends."

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution, after payment of or provision for all debts and liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

The holders of common stock do not have preemptive, subscription, redemption or conversion rights under our Certificate of Incorporation. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and nonassessable.

                             SELLING SECURITYHOLDERS

The following table sets forth the names of the selling securityholders who may sell their common stock pursuant to this prospectus. Except as described below, no selling securityholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth certain information as of October 3, 2001, to the best of our knowledge, regarding the ownership of our common stock by the selling securityholders and as adjusted to give effect to the sale of all of the common stock offered by the selling securityholder pursuant to this prospectus.

                                                                                                     SHARES OF COMMON
                                         SHARES OF COMMON STOCK                                     STOCK BENEFICIALLY
               SELLING                 BENEFICIALLY OWNED BEFORE    NUMBER OF SHARES OF COMMON       OWNED AFTER THE
           SECURITYHOLDER                       OFFERING                STOCK BEING OFFERED            OFFERING(8)
-------------------------------------- -------------- ------------ ------------------------------ ----------- -----------
                                           NUMBER        PERCENT                                     NUMBER     PERCENT
-------------------------------------- -------------- ------------ ------------------------------ ----------- -----------
Alpha Capital Aktiengesellschaft(1)     5,342,777 (2)     9.4%               5,342,777                 0           0
AMRO International, S.A. (1)            4,452,315(3)      7.9%               4,452,315                 0           0
Markham Holdings Ltd. (1)               6,233,241(4)     10.8%               6,233,241                 0           0
Stonestreet Limited Partnership(1)      3,561,850(5)      6.4%               3,561,850                 0           0
Union Atlantic Capital, L.C. (6)           50,000(7)        *                   50,000                 0           0
     TOTAL


----------------
* Less than 1% of class.
(1) A purchaser of our 6% Convertible Notes due 2003 and a holder of warrants to purchase shares of our common stock. Party to the Subscription Agreement, dated February 2, 2001, among Alpha Capital Aktiengesellschaft, AMRO International, S.A., Markham Holdings, Ltd., Stonestreet Limited Partnership (collectively, the "Investors") and us. In addition, party to the Security Agreement, dated September 10, 2001, by and between Elorian and Becky Landers JTWROS, Hamp Family Limited Partnership, W. Jackson Belt, Peter Wokoun, Stephen Landers, Thomas McCrimmon, Barbara Mittman, as Collateral Agent for the benefit of the Investors, and us.

(2) Includes 5,267,777 shares of common stock issuable on conversion of convertible notes at an assumed conversion price of $0.05695 per share, and 75,000 shares of common stock issuable on the exercise of immediately exercisable warrants.
(3) Includes 4,389,815 shares of common stock issuable on conversion of convertible notes at an assumed conversion price of $0.05695 per share, and 62,500 shares of common stock issuable on the exercise of immediately exercisable warrants.
(4) Includes 6,145,741 shares of common stock issuable on conversion of convertible notes at an assumed conversion price of $0.05695 per share, and 87,500 shares of common stock issuable on the exercise of immediately exercisable warrants.
(5) Includes 3,511,850 shares of common stock issuable on conversion of convertible notes at an assumed conversion price of $0.05695 per share, and 50,000 shares of common stock issuable on the exercise of immediately exercisable warrants.
(6) Served as our financial advisor and private placement agent in connection with the transactions described in this prospectus under the caption.
(7) Represents 50,000 shares of our common stock issuable upon exercise of an immediately exercisable warrant.
(8) Assumes no other disposition or acquisition of our common stock and that all shares of common stock included in this registration statement are sold.

We will pay all expenses to register the common stock. The selling securityholders will pay any underwriting and brokerage discounts, fees and selling commissions, specified attorneys' fees and other expenses to the extent applicable to them.

                              PLAN OF DISTRIBUTION

The selling securityholders, or by their pledges, transferees or other successors in interest, may sell the shares of common stock from time to time in public or private transactions occurring on or off the OTC Bulletin Board, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or to dealers, who are expected to receive customary commissions or discounts. To this end, the selling securityholders may offer their shares for sale in one or more of the following transactions listed and described below:

         o        in the over-the-counter market;

         o through the facilities of any national securities exchange or United States automated inter-dealer quotation system of a registered national securities association on which any of the shares of common stock are then listed, admitted to unlisted trading privileges or included for quotation in privately negotiated transactions;

         o in transactions other than on such exchanges or in the over-the-counter market;

         o        in connection with short sales of our common stock;

         o        by pledge to secure debts and other obligations;

         o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

         o        in a combination of any of the above transactions.

If the selling securityholders sell their shares directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, in connection with such sales, the broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the selling securityholders and/or the purchasers of the shares for whom they may act as agent or to whom they sell the shares as principal or both. Such commissions, concessions, allowances or discounts might be in excess of customary amounts. To comply with the securities laws of certain jurisdictions, the securities offered in this prospectus will be offered or sold in those jurisdictions only through registered or licensed broker-dealers. In addition, in certain jurisdictions the securities offered in this prospectus may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions, or unless an exemption from registration or qualification is available and is complied with. We are not aware of any definitive selling arrangement at the date of this prospectus between any selling securityholder and any broker-dealer or agent. We will not receive any of the proceeds from the resale of the shares by the selling securityholders, but may receive certain funds as described under "Use of Proceeds."

In connection with the distribution of their shares, certain of the selling securityholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling securityholders.

The selling securityholders may also sell the shares short and redeliver the shares to close out the short positions.

The selling securityholders may also enter into option or other transactions with broker-dealers that require the delivery of the shares to the broker-dealer.

The selling securityholders may also loan or pledge their shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default, may sell the pledged shares.

The selling securityholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a selling securityholder may be deemed to be an "underwriter" within the meaning of the Securities Act. In that case, any profit on the sale of shares by a selling securityholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. Any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer. These shares may later be distributed, sold, pledged, hypothecated or otherwise transferred. In addition to any other applicable laws or regulations, selling securityholders must comply with regulations relating to distributions by selling securityholders, including Regulation M under the Securities Exchange Act of 1934, as amended.

                                  LEGAL MATTERS

Baker & McKenzie, Dallas, Texas will pass on the legality of the common stock offered under this prospectus for us.

                                     EXPERTS

Our audited consolidated financial statements as of and for the year ended December 31, 2000 have been included herein and in the registration statement in reliance upon the report of Wrinkle, Gardner & Company, P.C., independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

Our audited consolidated financial statements for the year ended December 31, 1999 have been included herein and in the registration statement in reliance upon the report of Michael Johnson & Co., LLC, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC's Public Reference Room at the following locations:

         450 Fifth Street, N.W.
         Washington, D.C. 20549

         and

         Citicorp Center
         500 W. Madison Street, Suite 1400
         Chicago, Illinois 60661

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our electronic SEC filings are also available on the web site maintained by the SEC, which is found at http://www.sec.gov. Our SEC filings are also available from commercial document retrieval services.

                                    IVG CORP.

                          INDEX TO FINANCIAL STATEMENTS

For the years ended December 31, 2000 and 1999
----------------------------------------------

Independent Auditors' Report.................................................F-2
Consolidated Balance Sheet...................................................F-3
Consolidated Statements of Operations........................................F-4
Consolidated Statements of Changes in Stockholders' Equity...................F-5
Consolidated Statements of Cash Flows........................................F-6
Notes to Consolidated Financial Statements...................................F-7

For the six months ended June 30, 2001 and 2000
-----------------------------------------------

Consolidated Balance Sheet (unaudited)......................................F-18
Consolidated Statements of Operations (unaudited)...........................F-19
Consolidated Statements of Changes in Stockholders' Equity (unaudited)......F-21
Consolidated Statements of Cash Flows (unaudited)...........................F-22
Notes to Consolidated Financial Statements (unaudited)......................F-23

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of IVG Corp.


We have audited the accompanying consolidated balance sheet of IVG Corp. (a Delaware corporation) as of December 31, 2000, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of IVG Corp. as of December 31, 1999, were audited by other auditors whose report dated January 11, 2001, on those statements included an explanatory paragraph that described the substantial doubt about the entity's ability to continue as a going concern unless substantial capital can be raised to meet obligations.

We conducted our audit in accordance with U. S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2000 financial statements referred to above present fairly, in all material respects, the financial position of IVG Corp. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with U. S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 10 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Those conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Wrinkle, Gardner & Company, P.C.
Friendswood, Texas
April 12, 2001

                                    IVG CORP.
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2000


ASSETS
CURRENT ASSETS:
         Cash                                                      $  2,886,710
         Restricted Cash                                              1,500,000
         Accounts receivable - net                                       27,034
         Inventory                                                       77,939
         Notes receivable                                               148,200
                                                                   -------------
              Total current assets                                    4,639,883
                                                                   -------------

PROPERTY AND EQUIPMENT - NET                                             44,541

OTHER ASSETS - NET                                                      494,139
                                                                   -------------
         Total assets                                              $  5,178,563
                                                                   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
         Accounts payable and accrued expenses                     $  1,278,038
         Notes payable                                                2,679,896
                                                                   -------------
              Total current liabilities                               3,957,934

MINORITY INTEREST                                                    (2,209,725)

STOCKHOLDERS' EQUITY AND ACCUMULATED DEFICIT:
         Common Stock, par value $.0001, 300,000,000 shares
              authorized, 44,073,197 issued and outstanding               4,407
         Additional paid-in capital                                  26,666,825
         Accumulated deficit                                        (23,240,878)
                                                                   -------------
              Total stockholders' equity                              3,430,354
                                                                   -------------
                                                                   $  5,178,563
                                                                   =============

   The accompanying notes are an integral part of these financial statements.

                                    IVG CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                      2000              1999
                                                  -------------    -------------
REVENUES:
         Sales                                    $    396,300     $    402,422

COST OF GOODS SOLD:                                    298,742          181,303
                                                  -------------    -------------
GROSS PROFIT                                            97,558          221,119
                                                  -------------    -------------

OPERATING EXPENSES:
         General and administrative                  5,443,807          575,268
         Purchased in-process technology            18,039,591                -
         Depreciation expense                           28,271                -
         Interest expense                               58,716                -
                                                  -------------    -------------
              Total operating expenses              23,570,385          575,268
                                                  -------------    -------------

OTHER INCOME:
         Interest income                               108,789           62,318
         Gain on sale of equipment                       8,000                -

MINORITY INTEREST                                   (2,209,725)               -
                                                  -------------    -------------
NET (LOSS)                                        $(21,146,313)    $   (291,831)
                                                  =============    =============

Basic and fully diluted net loss per share        $       (.57)    $       (.05)

Weighted average number of common shares
     outstanding for basic and diluted net
     loss per common share                          37,305,300        6,288,554


   The accompanying notes are an integral part of these financial statements.


                                                        IVG CORP.
                                CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                     FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                        COMMON STOCK
                                -----------------------------
                                  NUMBER OF        AMOUNT        ADDITIONAL     ACCUMULATED       TOTAL
                                   SHARES                         PAID-IN         DEFICIT
                                                                  CAPITAL
                                -------------   -------------   -------------  -------------   -------------
Balance,                           4,000,000    $        400    $  1,712,124   $ (1,802,734)   $    (90,210)
     December 31, 1998
Acquisition of subsidiary         26,537,402           2,654         256,911              -         259,565
Net loss                                   -               -               -       (291,831)       (291,831)
                                -------------   -------------   -------------  -------------   -------------
Balance,                          30,537,402           3,054       1,969,035     (2,094,565)       (122,476)
     December 31, 1999
Shares issued for services         2,414,200             241       3,005,992              -       3,006,233
Shares issued in acquisitions     20,000,000           2,000      21,185,859              -      21,187,859
Shares exchanged for warrants     (9,091,855)           (909)              -              -            (909)
Shares issued for cash               213,450              21         434,079              -         434,100
Warrants issued for services               -               -          71,860              -          71,860
Net loss                                   -               -               -    (21,146,313)    (21,146,313)

                                -------------   -------------   -------------  -------------   -------------
Balance,                          44,073,197    $      4,407    $ 26,666,825   $(23,240,878)   $ (3,430,354)
     December 31, 2000



                    The accompanying notes are an integral part of these financial statements.



                                         IVG CORP.
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                2000            1999
                                                            -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net (loss)                                         $(21,146,313)   $   (291,831)
         Adjustments to reconcile net (loss) to net cash
              (used in) operating activities:
              Minority interest                               (2,209,725)              -
              Depreciation                                        28,271          21,473
              Amortization                                        12,650          37,450
              Purchased in process technology                 18,039,591               -
              Stock based compensation                         3,078,093               -
         Changes in operating assets & liabilities:
              Accounts receivable                                (12,889)         12,232
              Inventory                                            1,649           8,916
              Other assets                                      (217,467)              -
              Accounts payable and accrued expenses            1,334,132         (42,809)
                                                            -------------   -------------
Net cash (used in) operating activities                       (1,092,008)       (254,569)

CASH FLOWS FROM INVESTING ACTIVITIES:
         Cash acquired through purchase of subsidiary          5,404,338         259,565
         Purchase of equipment                                   (13,266)         (2,726)
         Notes receivable                                       (148,200)              -
                                                            -------------   -------------
Net cash provided by (used in) investing activities            5,242,872         256,839

CASH FLOWS FROM FINANCING ACTIVITIES:
         Proceeds from stock issuance                            434,100               -
         Proceeds from notes payable                              49,785         121,261
         Payments on notes payable                              (254,045)       (117,525)
         Restricted cash                                      (1,500,000)              -
                                                            -------------   -------------
Net cash provided by (used in) financing activities           (1,270,160)          3,736
                                                            -------------   -------------
         Increase (decrease) in cash and cash equivalents      2,880,704           6,006

Cash and cash equivalents - beginning of year                      6,006               -
                                                            -------------   -------------
Cash and cash equivalents - end of year                     $  2,886,710    $      6,006
                                                            =============   =============

Supplemental cash flow information:
         Cash paid for interest                             $     60,000    $      3,562
                                                            =============   =============


        The accompanying notes are an integral part of these financial statements.

                                    IVG CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1 - ORGANIZATION AND PRESENTATION

         On March 9, 2001, IVG Corp. (the Company) changed its name from Internet Venture Group, Inc. to IVG Corp. and its state of incorporation from Florida to Delaware. The name change and reincorporation were accomplished by merging Internet Venture Group, Inc., a Florida corporation, into IVG Corp., a Delaware corporation formed for the purpose of these transactions. Each issued and outstanding share of common stock of Internet Venture Group, Inc. was automatically converted in the merger into one share of common stock of IVG Corp. The Company was incorporated in the state of Florida on March 19, 1987 under the name Sci Tech Ventures, Inc. and changed its name to Strategic Ventures, Inc. in May 1991. On October 18, 1999, Strategic Ventures, Inc. changed its name to Internet Venture Group, Inc. Effective December 31, 1999, the Company acquired all issued and outstanding shares of GeeWhiz.com, Inc. (a Texas Corporation) for 26,537,402 shares of the Company's stock by the purchase method. For accounting purposes, the acquisition was treated as a reverse acquisition (a recapitalization of GeeWhiz.com), with GeeWhiz.com, Inc. as the acquirer and Strategic Ventures, Inc. as the acquiree. The acquisition qualified as a reverse acquisition because the officers and directors of GeeWhiz.com assumed management control of the resulting entity and the value and ownership interest received by current GeeWhiz.com, Inc. stockholders exceeded that received by Strategic Ventures, Inc. The financial statements for periods prior to December 31, 1999 are those of GeeWhiz.com retroactively restated for the equivalent number of shares received in the acquisition with the accumulated deficit of GeeWhiz.com being carried forward after the acquisition.

         On September 28, 2000, the Company acquired ownership of approximately 88.5% of the issued and outstanding common stock of Swan Magnetics, Inc. (a California corporation), for shares of the Company's stock. The transaction was accounted for under the purchase method. See Note 11. The Company is a Sugar Land, Texas-based company that acquires and enhances revenue-generating companies with a compelling business model, technology and/or proprietary service. The Company provides a value-added corporate structure intended to enable its portfolio companies to quickly leverage their expertise and deploy their business strategy by utilizing the management, financial and corporate resources of the Company.

         The primary business of GeeWhiz.com, which now operates as a division of the Company, is the development, acquisition, marketing and distribution of proprietary products as specialty products and items for the worldwide gift, novelty and souvenir industries. Swan Magnetics, Inc., which operates as a majority-owned subsidiary of the Company, is involved in the development of a proprietary ultra-high capacity, floppy disk drive technology and currently has no revenue generating operations.

         The Company's fiscal year-end is December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These financial statements are presented on the accrual method of accounting in accordance with generally accepted accounting principles. Significant principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position and cash flows, are summarized below:

         Principles of Consolidation
         ---------------------------

         The Company's consolidated financial statements as of and for the year ended December 31, 2000 and 1999 reflect its operations on a consolidated basis. All significant intercompany accounts and transactions have been eliminated.

         Cash and Cash Equivalents
         -------------------------

         The Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2000, $1,500,000 of cash was restricted for payment of a note to a vendor.

         Inventories
         -----------

         Inventories are stated at cost, determined using the first-in, first-out (FIFO) method, which is not in excess of market. Finished products comprise all of the Company's inventories.

         Property and Equipment
         ----------------------

         Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight-line method over the following estimated useful lives:

         Manufacturing Equipment                              5 years
         Furniture and Equipment                              5 years

         Patents, Trademarks, and Licenses
         ---------------------------------

         The Company capitalizes certain legal costs and acquisition costs related to patents, trademarks, and licenses. Accumulated costs are amortized over the lesser of the legal lives or the estimated economic lives of the proprietary rights, generally seven to ten years, using the straight-line method and commencing at the time the patents are issued, trademarks are registered or the license is acquired.

         Revenue Recognition
         -------------------

         Product Sales are sales of on-line products and specialty items. Revenue is recognized at the time products are shipped, as this is the point at which customers are liable to the Company for products ordered. The customer may return items if they are found to be defective. Returns are usually minimal.

         In December 1999, the SEC staff issued Staff Accounting Bulletin No. 101("SAB 101"), Revenue Recognition in Financial Statements. SAB 101 explains how the SEC staff applies by analogy the existing rules on revenue recognition to other transactions not covered by such rules. In March 2000, the SEC issued SAB 101A that delayed the original effective date of SAB 101 until the second quarter of 2000 for calendar year companies. In June 2000, the SEC issued SAB 101B that further delayed the effective date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of 2000. The adoption did not have a material impact on its financial statements.

         Income Taxes
         ------------

         The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

         Net Earnings (Loss) Per Share
         -----------------------------

         Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

         Fair Value of Financial Instruments
         -----------------------------------

         The carrying amount of cash, accounts receivable, accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments. The carrying amount of the notes payable are reasonable estimates of fair value as the loans bear interest based on market rates currently available for debt with similar terms.

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

         Recent Accounting Pronouncements
         --------------------------------

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Investments and Hedging Activities. SFAS 133 establishes a new model for accounting for derivatives and hedging activities and supercedes several existing standards. SFAS 133, as amended by SFAS 137 and SFAS 138, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of SFAS 133 will have a material impact on its financial statements.

         Segment Information
         -------------------

         In accordance with SFAS 131, "Disclosures about Segments of an Enterprise and Related Information", Swan is deemed to be a segment of the Company. Accordingly, the following segment disclosures are made:

                                                                       YEAR ENDED DECEMBER 31,
                                                                         2000           1999
                                                                     ------------   ------------
         Revenues
             Swan                                                    $         -    $         -

         Reconciling items
             Other corporate revenues                                    396,300        402,422
                                                                     ------------   ------------
         Total consolidated revenues                                 $   396,300    $   402,422
                                                                     ============   ============

         Depreciation and amortization expense
             Swan                                                   $          -   $          -

         Reconciling items
             Other corporate depreciation and amortization expense   $    28,271   $          -
                                                                     ------------   ------------
         Total depreciation and amortization expense                 $    28,271   $          -
                                                                     ============   ============

         Interest income and (expense)
             Swan                                                    $   108,789    $    62,318
             Swan                                                        (55,000)             -

         Reconciling items
             Other corporate interest income and (expense)                (3,716)             -
                                                                     ------------   ------------
         Total interest income and (expense)                         $    50,073    $    62,318
                                                                     ============   ============

                                      F-9

                                                                       YEAR ENDED DECEMBER 31,
                                                                         2000           1999
                                                                     ------------   ------------

         Segment assets
             Cash                                                    $ 2,598,270    $     1,800
             Restricted cash                                           1,500,000              -
             Loan to IVG Corp.                                         1,850,000              -
             Other assets                                                227,956              -
                                                                     ------------   ------------
         Total segment assets                                          6,226,226          1,800

         Reconciling items
             Corporate assets                                            802,337        448,607
             Intersegment loans                                       (1,850,000)             -
                                                                     ------------   ------------
         Total consolidated assets                                   $ 5,178,563    $   450,407
                                                                     ============   ============

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following:

                                                          December 31, 2000
                                                          -----------------
         Manufacturing equipment                           $     108,556
         Furniture and equipment                                  31,431
                                                           --------------
                                                                 139,987
         Less accumulated depreciation                           (95,446)
                                                           --------------
                                                           $      44,541
                                                           ==============

NOTE 4 - OTHER ASSETS

         At December 31, 2000, other assets consisted of the following:

                                                   Historical    Accumulated       Book
                                                      Cost       Amortization      Value
                                                  ------------   ------------   ------------
         Licensing, patents, trademarks           $   364,846    $   103,184    $   261,662
         Other assets
         (deposits, cash surrender
              value of officers' life insurance)      232,477              -        232,477
                                                  ------------   ------------   ------------
                                                  $   597,323    $   103,184    $   494,139
                                                  ============   ============   ============

NOTE 5 - NOTES PAYABLE

         Notes payable consisted of the following:

                                                                                                    December 31,
                                                                                                        2000
                                                                                                    ------------
         Borrowings against a $50,000 line-of-credit agreement with a financial institution         $    49,785
           collateralized by a general security agreement covering substantially all assets of the Company; the note bears interest at two points above the bank's prime rate (8.25%
           at December 31, 1999 and 11.0% at December 31, 2000); the note is payable on demand;
           however if no demand is made it matures April 2001
         Note payable to an individual stockholder, interest at 8.0%, payable in full on demand         100,111
         Notes payable to individual stockholders, interest at 10.5%, payable on demand                  30,000
         Note payable to a company, interest at 10%, payable on demand                                1,000,000
         Note payable to a company, interest at 8%, due on demand, secured by cash in bank            1,500,000
                                                                                                    ------------
                                                                                                    $ 2,679,896
                                                                                                    ============

NOTE 6 - INCOME TAXES

         There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions.

         Deferred income taxes reflect the net tax affects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

                                                              December 31,
                                                                 2000
                                                             -------------
         Deferred tax assets
            Net operating loss carryforwards                 $ 23,240,878
            Valuation allowance for deferred tax assets       (23,240,878)
                                                             -------------
         Net deferred tax assets                             $          -
                                                             =============

         Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The Company had net operating loss carryforwards for federal income tax purposes of approximately $23,240,878 and $2,094,565 as of December 31, 2000 and 1999, respectively. These carryforwards, if not utilized to offset taxable income begin to expire in 2003. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

NOTE 7 - CONVERTIBLE PREFERRED STOCK

         After the acquisition of Swan Magnetics, Inc., there remained Swan convertible preferred stock outstanding, which had not been converted to Swan common stock or IVG common stock. After the acquisition of Swan, there were 612,957 shares of Series B outstanding with a historical cost of $221,000, 2,010,000 shares of Series D outstanding with a historical cost of $1,423,303 and 706,000 shares of Series G shares outstanding with a historical cost of $3,512,000. Upon acquisition, the preferred stock has been valued at $2,191,819, the liquidation preference value, due to the going concern question of IVG. The rights, preferences and privileges of the Swan Series B, D and G preferred stock holders are as follows:

         Dividend Rights
         ---------------

         Dividends are non-cumulative and payable only upon declaration of the Board of Directors at a rate of $0.132 per share for Series B preferred stock, $0.05 per share for Series D preferred stock and $0.05 per share for Series G preferred stock. No distributions will be made on any share of Series D preferred stock until holders of Series B preferred stock have been paid. No distribution will be paid on any Series G preferred stock until holders of Series B and D have been paid.

         Liquidation Preference
         ----------------------

         Holders of Series B shares have a liquidation preference over Series D and G and common shareholders of $1.10 per share plus any declared but unpaid dividends, holders of Series D shares have a liquidation preference over Series G and common shareholders of $2.50 per share plus any declared but unpaid dividends, and holders of Series G shares have a liquidation preference over common shareholders of $5.00 per share plus any declared but unpaid dividends.

         Conversion Rights
         -----------------

         Each share of preferred stock is convertible into one share of common stock at the option of the holder, subject to protection against dilution. Preferred stock automatically converts upon an effective initial public offering or upon the vote or written consent of at least two-thirds of the number of outstanding shares of the preferred stock into common stock (except Series B which does not have this feature).

         Warrants
         --------

         There are outstanding common stock warrants attached to Series D and Series G preferred stock. The Series D preferred stock warrants give the warrant holder the right to purchase one share of Swan common stock at $0.83 per share. The Series G preferred stock warrants give the warrant holder the right to purchase shares of Swan common stock. The Series D warrants expire in 2001 and the Series G warrants expire in 2006.

         Voting Rights
         -------------

         Each holder of Series B, D, and G preferred stock is entitled to vote on matters presented to the common stockholders of Swan as if the holder had converted such shares of preferred stock into common stock. In addition, the Series G preferred stockholders also have the right to elect one director to the Swan Board of Directors.

NOTE 8 - STOCK COMPENSATION PLANS

         Stock Option Plan
         -----------------

         The Company has granted options to purchase shares of common stock to employees, directors, consultants, and investors at prices as determined by the Board of Directors, at date of grant. A summary of Company's stock options granted is presented below:

                                            Number of         Weighted-Average
                                              Shares         Exercise Price per
                                                                   Share
                                           -------------     ------------------
         Balance, December 31, 1998           3,235,500            $  .13
         Granted                              4,370,625            $  .69
         Exercised                                    -            $    -
         Canceled                             (292,500)            $  .14
                                           -------------     ------------------
         Balance, December 31, 1999           7,313,625            $  .47
         Granted                              4,375,000            $  .27
         Exercised                                    -            $    -
         Canceled                                     -            $    -
                                           -------------     ------------------
         Balance, December 31, 2000          11,688,625            $  .39

         The fair value of each stock option was estimated on the date of grant using the Black-Schoales option-pricing model with the following weighted-average assumption on stock options issued on or before June 30, 2000: an expected life of four (4) years, expected volatility of 87%, and a dividend yield of 0% and on stock options issued after June 30, 2000: an expected life of 18 months, expected volatility of 90%, and a dividend yield of 0%.

         2000 Omnibus Securities Plan
         ----------------------------

         The 2000 Omnibus Securities Plan ("2000 Plan") was adopted in October 2000 and reserved 10,000,000 shares of IVG common stock for stock options, including incentive and non-qualified stock options, restrictive stock awards, unrestricted stock awards, performance stock awards, dividend equivalent rights, and stock appreciation rights to directors, officers, and key employees of the company and certain consultants.

         The following summary presents information with regard to the securities issued under the 2000 Plan as of December 31, 2000:

         Balance, December 31, 2000            Number of  Shares
         --------------------------------      -----------------
         Unrestricted stock awards:               1,080,200
         Restricted stock awards:                   239,500

         Shares available under the 2000 Plan as of December 31, 2000 totaled 8,680,300. In accordance with FASB No. 123, non-cash stock-based compensation expense of $1,592,450 has been recognized in the accompanying statements of operations for the year ended December 31, 2000 related to these stock awards. An equal amount has been recognized in shareholders' equity.

         Non-Employee Directors Stock Option Plan
         ----------------------------------------

         The Non-Employee Directors Stock Option Plan adopted in July 2000 permitted the issuance of up to 900,000 shares of common stock to directors who are not employees of IVG. Under the plan, options to purchase 100,000 shares of common stock at the fair market value on the date of grant are granted to each non-employee director annually. As of December 31, 2000, options for 300,000 shares had been granted to three non-employee directors under this plan, of which 150,000 shares are available for exercise. The exercise price of these options is $.75 per share. The exercise price was deemed fair value by the Company's Board of Directors due to the uncertain public market for the shares, the vesting schedule of the shares and the restricted nature of the shares issuable upon exercise of the option.

         On February 5, 2000, an option to purchase 75,000 shares of common stock was granted to a member of the Board of Advisors as consideration for additional services he rendered to the Company. The option has an exercise price of $.25 per share. On the date of grant, 100% of the shares were vested. The option expires August 5, 2004. Compensation expense was not recorded because the stock was not trading on the date of grant. The exercise price was deemed fair value by the Company's Board of Directors in light of the lack of public market for the shares, the vesting schedule of the shares and the restricted nature of the shares issuable upon exercise of the option.

         Accounting Issues Relating to All Stock Compensation Plans
         ----------------------------------------------------------

         The company accounts for these plans, except for the 2000 Omnibus Securities Plan, under APB Opinion No. 25 and related interpretations under which no compensation cost has been recognized. Had compensation cost for these plans been determined using the fair value method of SFAS No. 123, pro forma net earnings and diluted earnings per share would have been $(35,215,000) and $(.94), respectively.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

         The Company is in the third year of a five-year operating lease which commenced December 1997 for office and warehouse space located in Houston, Texas. Future minimum lease commitments for building lease approximate the following for each of the years ending December 31:
         2001 - $78,386; 2002 - $73,907; and none thereafter. Rent expense was $84,777 and $73,296 for the years ended December 31, 2000 and 1999, respectively. In 2001, the Company entered into a new lease for office space which requires annual rent of $119,856 through 2005.

NOTE 10 - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with U. S. generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company has incurred substantial operating losses. As shown in the financial statements, the Company incurred net losses of $3,106,722, excluding purchased in-process technology of $18,039,591, on gross sales of $396,300 for the year ended December 31, 2000. These factors indicate there is substantial doubt about the Company's ability to continue as a going concern. The future success of the Company is likely dependent on its ability to obtain additional capital to develop its proposed products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

         Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. Management is presently investigating potential financing transactions and acquisitions that management believes can provide additional cash for the Company's operations and be profitable in both the short and long-term. Management also intends to attempt to raise funds through private sales of the Company's common stock. Although management believes that these efforts will enable the Company to meet its liquidity needs in the future, there can be no assurance that these efforts will be successful.

         Although management believes that these efforts will enable the Company to continue as a going concern, there can be no assurance that these efforts will be successful.

NOTE 11 - ACQUISITION OF SUBSIDIARY

         On September 28, 2000, the Company acquired ownership of approximately 88.5% of the common stock of Swan Magnetics, Inc. Swan is a hardware development company specializing in ultra high capacity floppy disk drives and media. As part of a two step purchase transaction, the Company exchanged 20,000,000 shares of restricted common stock for approximately 88.5% of the outstanding common shares of Swan. These shares were valued at $19,005,000 based upon the market value of shares issued, discounted for restrictions. The Company then offered, to those stockholders, an exchange of restricted common stock for warrants to purchase common stock at an exercise price equal to the market value on September 28, 2000, or $1.75. The warrants expire August 1, 2004. Stockholders exchanged an aggregate of 9,091,793 shares of restricted common stock of the Company for common stock warrants. The fair value of the common stock warrants was estimated on September 28, 2000 using the Black-Schoales option-pricing model with the following weighted-average assumption on stock warrants issued: an expected life of 18 months, expected volatility of 90%, and a dividend yield of 0%. This transaction adjusted the purchase price to approximately $21,188,000. The acquisition was accounted for using the purchase method. The assets and liabilities of Swan were recorded at fair market value, which approximates net book value on the date of acquisition. Upon consummation of the Swan acquisition, the Company expensed $18,040,000 representing purchased in-process technology that had not reached technological feasibility and had no alternative future use. The Company's statement of income includes the income and expenses of Swan for the three months ended December 31, 2000, in accordance with the purchase method of accounting.

         Prior to the acquisition of its majority interest in Swan, the company issued a secured convertible promissory note in the original principal amount of $1,000,000 to Swan in connection with a loan by Swan to the company. Following the acquisition of its majority interest in Swan, the company borrowed additional funds from Swan on several occasions, some of which were evidenced by promissory notes. These borrowings are secured by all of the capital stock and holdings of the company in any other entity, collateral and equipment, accounts receivable and other intangibles and intellectual property of the company as evidenced by a Security Agreement, dated July 18, 2000, between Swan and the company. In August 2001, all prior notes and advances from Swan, and an additional loan of $150,000, were memorialized in a new note in the principal amount of $2,843,017.33. This note is due on August 1, 2003, and bears interest at 8% per year, and is subject to the July 18, 2000 Security Agreement. Up to $1,000,000 of the principal on the note is convertible into the company's common stock at a price of $2.00 per share.

         These loans did not affect the terms of the Swan acquisition.

         In 1996, Swan entered into a joint development agreement with a Japanese company and in 1997 entered into a letter of intent for a joint venture with a U.S. company. In the subsequent months, the Japanese company began to assert that it had rights to the technology that was being developed and filed a lawsuit against Swan in December 1998 in an attempt to gain exclusive rights to the technology. As a result of this activity, it became impossible for Swan to complete and commercialize the technology, and in late 1998, Swan ceased normal operations. In May 1999, the Board of Directors formally suspended its remaining activities except for two contractors who remained to preserve Swan's technology and maintain corporate records.

         As a result of this litigation, effective April 12, 2000, Swan entered into a Settlement Agreement and Release with the Japanese company that resulted in a payment by the Japanese company of $25 million, termination of the joint development agreement, release of all obligations between Swan and the Japanese company and surrender of the Series F preferred stock that had been acquired by the Japanese company. In addition, Swan granted to the Japanese company a worldwide, non-transferable, fully paid-up, royalty-free (except as provided for under the agreement), nonexclusive license under Swan's rights in and to all technology owned by Swan as of April 12, 2000 to develop, make, have made, use, import, market, sell, offer to sell and distribute high-capacity flexible-media magnetic storage drives, media and components using the technology. The Japanese company also granted to Swan a similar license for any technology that it owned related to specific products. Royalty payments are required by the Japanese company for any products shipped by them prior to April 14, 2001. No amounts have been received to date.

         The pro forma unaudited results of operations for the years ended December 31, 2000 and 1999, assuming the purchase of Swan had been consummated as of January 1, 1999, follows:

                                                      2000             1999
                                                 --------------   --------------
         Revenues                                      396,300          402,422
         Lawsuit settlements                        17,409,277                0
         Net income (loss)                          15,983,376     (19,698,236)
         Net income (loss) per common share:
             Basic                                        0.39           (0.49)
             Diluted                                      0.36           (0.49)

NOTE 12 - SUBSEQUENT EVENTS - ACQUISITIONS

         SES-CORP, INC./CHEYENNE MANAGEMENT COMPANY, INC. On April 1, 2001, the Company acquired SES-Corp., Inc., a Delaware corporation, pursuant to an Amended and Restated Asset Purchase Agreement and Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 30, 2001, by and among the Company, SES, Cheyenne Management Company, Inc., a Michigan corporation, SES Acquisition 2001, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and Dennis Lambka and Ronald Bray, shareholders of SES (the "Shareholders"). Under the terms of the Merger Agreement, Sub merged with and into SES and SES became a wholly-owned subsidiary of the Company (the "Merger"). The shares of SES common stock outstanding immediately prior to the effective time of the merger were converted into the right to receive 11,819,22 shares of the Company's common stock. Ten million shares of the Company's common stock were to be placed in an escrow account (the "Escrow Shares") to secure certain indemnification obligations set forth in the Merger Agreement.

         On August 8, 2001, the Company entered into a share exchange agreement with the Shareholders (the "Share Exchange Agreement"), in which the Company disposed of SES by exchanging all of the issued and outstanding shares of SES for the Escrow Shares. As a result, the Company received 100% of the Escrow Shares and the Shareholders received 100% of SES. The Shareholders also released the Company from any obligations to issue additional shares of the Company to the Shareholders under the Merger Agreement. Pursuant to the terms of the Share Exchange Agreement, the Shareholders each retained 909,631 shares of the Company's Common Stock issued to them under the Merger Agreement.

         The cost of the acquisition and subsequent disposition of SES was approximately $522,000. Additionally, the Company recorded stock based compensation expense of approximately $2,300,000, related to the approximately 1,800,000 shares of stock currently held by the former shareholders of SES. While no claims against the Company are pending or threatened related to its former ownership of SES, in the future the Company could incur additional expenses related to such claims.

         CYBERCOUPONS. On January 9, 2001, the Company executed a Reorganization Agreement and Plan of Exchange pursuant to which the Company exchanged up to 2,372,625 shares of its common stock for approximately 35% of the issued and outstanding common stock of CyberCoupons.com, Inc., a Houston, Texas-based company. The Company's investment in CyberCoupons was diluted immediately, in the sense that the CyberCoupons shares acquired in exchange for IVG common stock have a book value that is far less than the trading price of IVG common stock at January 9, 2001. No assurances can be given that the Company's investment in CyberCoupons will appreciate in value, or that it will appreciate to a value comparable to the value of IVG shares that were delivered to the CyberCoupons stockholders.

         CyberCoupons was formed to be an Internet source for consumers to obtain on-line-printable manufacturer coupons for grocery, household and beauty products. The company is presently dormant.

         ITVR. In November 2000, Swan entered into a Research and Development Agreement with iTVr, Inc. to further develop technology intended to record, play back and time-shift certain broadband electronic transmission events such as live television, video email, and music videos. The initial development fee of $250,000 was paid and expensed in 2000. The agreement required iTVr to provide certain deliverables prior to December 31, 2000 and, upon completion of an evaluation of those deliverables, to determine whether to provide additional funding. As a result of this evaluation, an additional development fee of $500,000 was made to iTVr in January 2001. The agreement also requires Swan to use its best efforts to pursue additional financing for iTVr of up to $2 million. The initial funding of $250,000 was convertible into 2 million shares of common stock of iTVR within 60 days of the completion of the initial development phase. In addition, The initial development fee of $500,000 was convertible into $1 million shares of common stock of iTVR and a cashless warrant to acquire an additional 1 million shares of common stock at no additional cost if an additional investment of at least $2 million is arranged for by Swan. Swan exercised its conversion rights related to the $750,000 funding and received 3 million shares of common stock of iTVr in February 2001. This represents a 46% ownership in iTVr. The additional $2 million financing, if acquired, will also be convertible into 2.5 million shares of commons tock of iTVr by the lender.

         iTVr has developed a high performance, multi-function, low cost personal video recorder for a variety of applications including time shift television recording, digital imaging and manipulation, distance education, HDTV, karaoke, video conferencing, music videos, video emails and home gateway applications.

         iTVr's business model is to provide cost effective multi-function solutions at affordable prices without requiring ongoing service charges. iTVr expects to begin shipments of its first product in the fourth quarter of 2001.

NOTE 13 - SUBSEQUENT EVENTS - CONVERTIBLE NOTES

         On February 2, 2001, Alpha Capital Aktiengesellschaft, AMRO International, S.A., Markham Holdings Ltd. and Stonestreet Limited Partnership (the "investors") purchased from the company an aggregate $1,100,000 of its 6% convertible notes due 2003. The notes are secured by 5,003,000 shares of the company's common stock that has been pledged by six of its shareholders, including two of its directors.

         Until a note is paid in full, the holder of a note may convert the outstanding principal and interest due on the note into shares of the company's common stock at a conversion price equal to the lower of (1) $1.5825 and (2) 85% of the average of the three lowest closing bid prices for our common stock on the principal market on which it is trading for the 22 trading days prior to but not including the date of conversion of the note. As of October 8, 2001, and at an assumed conversion price of $0.05695 per share, the notes would have been convertible into 19,315,189 shares of the company's common stock. This number of shares could be significantly higher in the event of a decrease in the closing bid price of the company's common stock. The notes are payable on January 1, 2003.

         The company is also obligated to issue additional shares of common stock to the investors if the closing bid price of its common stock is not equal to or greater than $2.374 for 10 consecutive trading days during the 180-day period beginning on the effective date of the registration statement filed to register the shares underlying the convertible notes.

         In consideration for their investment, the company issued the investors warrants to purchase an aggregate of 275,000 shares of common stock at an exercise price of $1.647. These warrants expire on February 2, 2006. In partial consideration for serving as the company's financial advisor and private placement agent in connection with the issuance of the notes, the company issued Union Atlantic Capital, L.C. a warrant to purchase 50,000 shares of common stock at an exercise price of $1.647. This warrant expires April 30, 2005. The exercise price of $1.647 represents 120% of the average closing price of the company's common stock for the five trading days prior to February 2, 2001, the date of issuance of the notes.

         In connection with the financing, the company agreed to file a registration statement for the shares underlying the notes and warrants. The company was originally required to make the registration statement effective by June 17, 2001. The investors waived this default and penalties under the convertible notes relating to the failure to make the registration statement effective by June 17, 2001, provided that the company file an amendment to the registration statement by October 10, 2001 and cause the registration statement to be declared effective by December 10, 2001. If the registration statement is not declared effective within the required time periods or ceases to be effective for a period of time exceeding 30 days in the aggregate per year but not more than 20 consecutive calendar days, the company must pay damages equal to one percent of the principal of the notes per month for the first 30 days and two percent of the principal of the notes per month for each subsequent 30-day period. The company also must pay these damages if 120% of all shares of common stock underlying the convertible notes and warrants are not included in an effective registration statement as of and after December 10, 2001, as determined using the conversion price in effect on the effective date of the registration statement.

NOTE 14 - RELATED PARTY TRANSACTIONS

         The Company paid $110,918 in legal fees to a law firm owned by an outside director. The Company also issued the firm 300,000 shares of common stock in lieu of a cash retainer and director fees. These shares were valued at $75,000, which the board determined was the fair market value of the shares.

         The Company paid $55,000 to two related parties, one an outside director and one a current employee. These payments were for consulting services.

         The Company granted a member of the board of advisors an option to purchase 75,000 shares of common stock as consideration for services rendered to the Company. The option has an exercise price of $0.25 and expires on August 5, 2004. On the grant date, February 5, 2000, 25% of the shares vested. The remaining shares vest at the rate of 25% each six months thereafter. The Company's Board of Directors deemed the exercise price fair value in light of the lack of public market for the shares, the vesting schedule of shares and the restricted nature of the shares upon exercise of the option.

                                    IVG CORP.

                   CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2001
                                   (UNAUDITED)

ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                        $  1,269,409
  Restricted cash                                                     1,500,000
  Accounts receivable - net                                             137,624
  Inventory                                                              61,842
  Notes receivable                                                      301,057
                                                                   -------------
Total current assets                                                  3,269,932

PROPERTY AND EQUIPMENT, NET                                             259,364
OTHER ASSETS, NET                                                       290,901
                                                                   -------------
                                                                   $  3,820,197
                                                                   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses                            $  1,447,913
  Notes payable                                                       4,907,596
                                                                   -------------
Total current liabilities                                             6,355,509

MINORITY INTEREST                                                    (2,362,256)
STOCKHOLDERS' EQUITY AND ACCUMULATED DEFICIT
  Common stock:  par value $.0001, 300,000,000 shares
    authorized, 60,894,559 issued and outstanding                         6,089
  Additional paid in capital                                         35,896,410
  Accumulated deficit                                               (36,075,555)
                                                                   -------------
Total stockholders' deficit                                            (173,056)
                                                                   -------------
                                                                   $  3,820,197
                                                                   =============

See accompanying notes.


                                    IVG CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                          FOR THE SIX MONTHS ENDED
                                                                  JUNE 30,

                                                           2001            2000
                                                        (UNAUDITED)     (UNAUDITED)
                                                       -------------   -------------
REVENUES:
     Sales                                             $    427,595    $    175,996
                                                       -------------   -------------
Total revenues                                              427,595         175,996

COSTS AND EXPENSES:
     Cost of goods sold                                     336,706         147,967
     General and administrative                          12,035,771         399,207
     Research and development                                60,000               -
     Loss on investment in iTVr                             500,000               -
     Depreciation expense                                    27,028               -
     Interest expense                                       549,422               -
     Other expenses                                               -           4,410
                                                       -------------   -------------
Total costs and expenses                                 13,508,927         551,584

OTHER INCOME:
     Interest income                                         94,124               -
                                                       -------------   -------------
MINORITY INTEREST                                          (152,531)
                                                       -------------   -------------

NET INCOME (LOSS)                                      $(12,834,677)   $   (375,588)
                                                       =============   =============

Basic and fully diluted net loss per share             $       (.25)   $       (.01)

Weighted average number of common shares                 50,858,168      30,809,152
outstanding for basic and diluted net loss per share

See accompanying notes.

                                    IVG CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                    FOR THE THREE MONTHS ENDED
                                                             JUNE 30,

                                                      2001             2000
                                                   (UNAUDITED)      (UNAUDITED)
                                                  -------------    -------------
REVENUES:
     Sales                                        $    246,096     $     91,850
                                                  -------------    -------------
Total revenues                                         246,096           91,850

COSTS AND EXPENSES:
     Cost of goods sold                                215,793          115,474
     General and administrative                      9,461,017          191,482
     Loss on investment in iTVr                        111,787                -
     Depreciation expense                               13,199                -
     Interest expense                                   23,982                -
     Other expenses                                          -            2,984
                                                  -------------    -------------
Total costs and expenses                             9,483,454          309,940
                                                  -------------    -------------
MINORITY INTEREST                                      (96,228)
                                                  -------------    -------------

NET INCOME (LOSS)                                 $ (9,483,454)    $   (218,090)
                                                  =============    =============

Basic and fully diluted net loss per share        $       (.17)    $       (.01)
Weighted average number of common shares
outstanding for basic and diluted net
loss per share                                      54,250,653       30,809,152

See accompanying notes.

                                      F-20

                                                   IVG CORP.

                    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                            FOR THE PERIOD FROM DECEMBER 31, 1999 TO JUNE 30, 2001

                                        COMMON STOCK
                                ---------------------------
                                                              ADDITIONAL
                                  NUMBER OF                     PAID IN      ACCUMULATED
                                   SHARES         AMOUNT        CAPITAL        DEFICIT           TOTAL
                                -------------  -------------  -------------  -------------   -------------
Balance December 31, 1999         30,537,402   $      3,054   $  1,969,035   $ (2,094,565)   $   (122,476)

Shares issued for services         2,414,200            241      3,005,992              -       3,006,233

Shares issued for cash               213,450             21        434,079              -         434,100

Acquisition of subsidiary         20,000,000          2,000     21,185,859              -      21,187,859

Shares exchanged for warrants     (9,091,855)          (909)             -              -            (909)

Warrants issued for services               -              -         71,860              -          71,860

Net loss                                   -              -              -    (21,146,313)    (21,146,313)
                                -------------  -------------  -------------  -------------   -------------

Balance December 31, 2000         44,073,197          4,407     26,666,825    (23,240,878)      3,430,354

Shares issued for services         2,445,500            245      3,338,796              -       3,339,041

Shares issued in acquisitions     14,320,862          1,432      5,380,036              -       5,381,468

Shares issued for cash                55,000              5         42,495              -          42,500

Beneficial interest on
  convertible debt                         -              -        468,258              -         468,258

Net loss                                   -              -              -    (12,834,677)    (12,834,677)
                                -------------  -------------  -------------  -------------   -------------

Balance June 30, 2001             60,894,559   $      6,089   $ 35,896,410   $(36,075,555)   $   (173,056)
                                =============  =============  =============  =============   =============

See accompanying notes.


                                    IVG CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                         FOR THE THREE MONTHS ENDED
                                                                  JUNE 30,

                                                            2001          2000
                                                         (UNAUDITED)   (UNAUDITED)
                                                        ------------   ------------
CASH FLOWS FROM OPERATING ACTIVIITIES
     Net (loss)                                         $(9,483,454)   $  (218,090)
     Adjustments to reconcile net (loss) to net cash
        provided by (used in) operating activities:
       Minority interest                                    (96,228)             -
       Depreciation                                           7,199          6,735
       Amortization                                           6,000          9,070
       Stock based compensation                           7,164,765         56,258
       Loss on investment in iTVr                           126,313              -
     Changes on operating assets and liabilities:                 -         (4,189)
       Accounts receivable                                  (77,464)         2,653
       Inventory                                             18,880        (23,310)
       Accounts payable and accrued expenses                144,184       (170,873)
                                                        ------------   ------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      (2,189,805)      (194,976)
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of equipment                                 (84,745)        (3,900)
     Notes receivable                                       (27,114)             -
                                                        ------------   ------------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES        (111,859)        (3,900)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of stock                         20,000        392,500
     Notes payable                                          997,500          1,269
                                                        ------------   ------------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       1,017,500        393,769
     (Decrease) increase in cash and cash equivalents    (1,284,164)       218,996
     Cash and cash equivalents at beginning of period     2,553,573        (10,795)
                                                        ------------   ------------

     Cash and cash equivalents at end of period         $ 1,269,409    $   208,201
                                                        ============   ============

   See accompanying notes.



                                    IVG CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                                          FOR THE SIX MONTHS ENDED
                                                                   JUNE 30,

                                                            2001            2000
                                                         (UNAUDITED)     (UNAUDITED)
                                                        -------------   -------------
CASH FLOWS FROM OPERATING ACTIVIITIES
     Net (loss)                                         $(12,834,677)   $   (375,588)
     Adjustments to reconcile net (loss) to net cash
        provided by (used in) operating activities:
       Minority interest                                    (152,531)              -
       Depreciation                                           14,267          13,470
       Amortization                                           12,761          18,153
       Stock based compensation                            8,720,509         126,258
       Loss on investment in iTVr                            500,000               -
       Beneficial interest on convertible debt               468,258               -
     Changes on operating assets and liabilities:
       Accounts receivable                                  (110,590)          3,211
       Inventory                                              16,097         (11,610)
       Other assets                                          190,477           1,742
       Accounts payable and accrued expenses                 169,875         (29,388)
                                                        -------------   -------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       (3,005,554)       (194,976)
CASH FLOWS FROM INVESTING ACTIVITIES
     Investment in iTVr                                     (500,000)              -
     Purchases of equipment                                 (229,090)        (11,769)
     Notes receivable                                       (152,857)              -
                                                        -------------   -------------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES         (881,947)        (11,769)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of stock                          42,500         434,100
     Proceeds from notes payable                           2,409,212               -
     Payment on notes payable                               (181,512)        (25,160)
                                                        -------------   -------------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        2,270,200         408,940
                                                        -------------   -------------

     Increase (decrease) in cash and cash equivalents     (1,617,301)        202,195
     Cash and cash equivalents at beginning of period      2,886,710           6,006
                                                        -------------   -------------

     Cash and cash equivalents at end of period         $  1,269,409    $    208,201
                                                        =============   =============

See accompanying notes.

                                    IVG CORP.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

                                  JUNE 30, 2001

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by U. S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

         These financial statements are presented on the accrual basis of accounting in accordance with U. S. generally accepted accounting principles. Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows, are summarized below:

         Principles of Consolidation
         ---------------------------

         The accompanying unaudited consolidated financial statements include the accounts of the Company, including its divisions, and its majority-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying unaudited consolidated financial statements include expenses associated with the Company's acquisition and disposition of SES-Corp., Inc. on April 1, 2001 and August 9, 2001, respectively, but do not otherwise include the financial condition and results of operations of SES-Corp., Inc. See Note 11.

         Cash and Cash Equivalents
         -------------------------

         The Company considers all highly-liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. At June 30, 2001, $1,500,000 of cash was restricted for payment of a note to a vendor.

         Inventory
         ---------

         Inventory is stated at the lower of cost, determined using the first-in, first-out method (FIFO), or market. Finished products comprise all of the Company's inventory.

         Property and Equipment
         ----------------------

         Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and betterments are capitalized. Depreciation is computed on the straight-line method over the estimated useful lives of five (5) years.

         Patents, trademarks and licenses
         --------------------------------

         The Company capitalizes certain legal costs and acquisition costs related to patents, trademarks and licenses. Accumulated costs are amortized over the lesser of the legal lives or the estimated economic lives of the proprietary rights, generally seven to ten years, using the straight-line method and commencing at the time the patents are issued, trademarks are registered or the license is acquired.

         Revenue Recognition
         -------------------

         Product sales are sales of on-line products and specialty items. Revenue is recognized at the time products are shipped. Other revenue and commission income is recognized when the earnings process has been completed.

         Income Taxes
         ------------

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109), "ACCOUNTING FOR INCOME TAXES," which utilizes the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

         Net Earnings (Loss) Per Share
         -----------------------------

         Basic and fully diluted net earnings (loss) per share information is presented under the requirements of Statement of Financial Accounting Standards No. 128 (SFAS 128), "EARNINGS PER SHARE." Basic net earnings
         (loss) per share is computed by dividing net earnings (loss) by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Fully diluted net earnings
         (loss) per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted average number of shares of common stock for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

         Fair Value of Financial Instruments
         -----------------------------------

         The carrying amount of cash, accounts receivable, accounts payable and accrued expenses are considered to be representative of their fair values because of the short-term nature of these financial instruments. The carrying amounts of the notes payable are reasonable estimates of fair value as the loans bear interest based on market rates currently available for debt with similar terms.

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following as of June 30, 2001:

        Manufacturing equipment                             $ 109,670
        Furniture and equipment                                89,027
        Leasehold improvements                                170,381
        Less:  Accumulated depreciation                     (109,714)
                                                         -------------
                                                            $ 259,364
                                                         =============

NOTE 3 - OTHER ASSETS

         Other assets consists of the following as of June 30, 2001:


                                              Historical       Accumulated          Book
                                                 cost          amortization         value
                                             -------------- ------------------- --------------
         Licenses, patents, trademarks       $   364,846    $       115,945     $   248,901
         Other assets                             42,000                             42,000
                                             -------------- ------------------- --------------
                                             $   406,846    $       115,945     $   290,901
                                             ============== =================== ==============


NOTE 4 - NOTES PAYABLE


         Notes payable consists of the following as of June 30, 2001:

         Borrowings against a $50,000 line of credit agreement with a financial institution collateralized by a general security agreement covering substantially all assets of the Company, bearing interest at prime rate
         plus 2%, due on demand                                                                       $   47,485

         Note payable to an individual stockholder, interest at 8%, due on demand                        100,111

         Notes payable to two stockholders, interest at 10.5%, due on demand                              15,000

         6% convertible notes to institutional investors (see Note 12)                                 1,100,000

         Note payable to financial institution, interest at 9.15%, due on demand
         or November 2001, if no demand is made                                                           75,000

         Note payable to SES-Corp., Inc., due on September 30, 2001                                    1,000,000

         Notes payable, interest at 6%, due on demand                                                     70,000

         Note payable to a company, interest at 10%, due on demand                                     1,000,000

         Note payable to a company, interest at 8%, due on demand,
         secured by cash in bank                                                                       1,500,000
                                                                                                      ----------
                                                                                                      $4,907,596
                                                                                                      ==========

NOTE 5 - INCOME TAXES

         The income tax provision relates to state minimum income taxes incurred by Swan Magnetics, Inc.

         There has been no provision for U. S. federal or foreign income taxes because the Company has incurred losses in all periods for these jurisdictions.

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         Significant components of deferred tax assets are as follows as of June 30, 2001:

         Deferred tax assets
             Net operating loss carryforwards                      $ 36,075,555
             Valuation allowance for deferred tax assets            (36,075,555)
                                                                   -------------
             Net deferred tax assets                               $          0
                                                                   =============

         Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The Company had tax net operating loss carryforwards of approximately $36,075,555 as of June 30, 2001, which, unless utilized, expire beginning in 2003. Utilization of the tax net operating loss carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

NOTE 6 - CONVERTIBLE PREFERRED STOCK

         After the acquisition of Swan Magnetics, Inc., there remained Swan convertible preferred stock outstanding. There were 612,957 share of Series B preferred stock outstanding with a historical cost of $221,000; 2,010,000 shares of Series D preferred stock outstanding with a historical cost of $1,423,303; and 706,000 shares of Series G preferred stock outstanding with a historical cost of $3,512,000. Upon acquisition, the preferred stock has been valued at $2,181,819, the liquidation preference value, due to the going concern question of the Company.

         The rights, preferences and privileges of the Swan Series B, D and G preferred stockholders are as follows:

         Dividend Rights
         ---------------

         Dividends are non-cumulative and payable only upon declaration of the Board of Directors at a rate of $0.132 per share for Series B preferred stock, $0.05 per share for Series D preferred stock and $0.05 per share for Series G preferred stock. No distributions will be made on any share of Series D preferred stock until holders of Series B preferred stock have been paid. No distributions will be paid on any Series G preferred stock until holders of Series B and D have been paid.

         Liquidation Preference
         ----------------------

         Holders of Series B preferred stock have a liquidation preference over Series D and G preferred stock and common shareholders of $1.10 per share plus any declared but unpaid dividends, holders of Series D preferred stock have a liquidation preference over Series G preferred stock and common shareholders of $2.50 per share plus any declared but unpaid dividends, and holders of Series G preferred stock have a liquidation preference over common shareholders of $5.00 per share plus any declared but unpaid dividends.

         Conversion Rights
         -----------------

         Each share of preferred stock is convertible into one share of common stock at the option of the holder, subject to protection against dilution. Preferred stock automatically converts upon an effective initial public offering or upon the vote or written consent of at least two-thirds of the number of outstanding shares of the preferred stock into common stock (except Series B which does not have this feature).

         Warrants
         --------

         There are outstanding common stock warrants attached to Series D and Series G preferred stock at June 30, 2001. The Series D preferred stock warrants gives the warrant holder the right to purchase one share of Swan common stock at $0.83 per share. The Series G preferred stock warrant gives the warrant holder the right to purchase shares of Swan common stock. The Series D warrants expire in 2001 and the Series G warrants expire in 2006.

         Voting Rights
         -------------

         Each holder of Series B, D, and G preferred stock is entitled vote on matters presented to the common stockholders of Swan as if the holder had converted such shares of preferred stock into common stock. In addition, the Series G preferred stockholders also have the right to elect one director to the Swan Board of Directors.

NOTE 7- STOCK COMPENSATION PLANS

         Stock Option Plan
         -----------------

         The Company has granted options to purchase shares of common stock to employees, directors, consultants, and investors at prices as determined by the Board of Directors, at date of grant. A summary of the Company's stock options granted is presented below:

                                                                   WEIGHTED
                                                                   AVERAGE
                                               NUMER OF         EXERCISE PRICE
                                                SHARES            PER SHARE
                                           -----------------   ----------------
        Balance, December 31, 1998            3,235,500         $      0.13
        Granted                               4,370,625         $      0.69
        Exercised                                     -         $         -
        Canceled                               (292,500)        $      0.14
                                           -----------------   ----------------

        Balance, December 31, 1999            7,313,625         $      0.47
        Granted                               4,375,000         $      0.27
        Exercised                                     -         $         -
        Canceled                                      -         $         -

                                           -----------------   ----------------
        Balance, December 31, 2000           11,688,625         $      0.39
        Granted                                  75,000         $      1.25
        Exercised                                     -         $         -
        Canceled                                      -         $         -

                                           -----------------   ----------------
        Balance, June 30, 2001               11,763,625         $      0.40

         The fair value of each stock option was estimated on the date of grant using the Black-Schoales option-pricing model with the following weighted-average assumption on stock options issued on or before June 30, 2000: an expected life of four (4) years, expected volatility of 87%, and a dividend yield of 0% and on stock options issued after June 30, 2000 : an expected life of 18 months, expected volatility of 90%, and a dividend yield of 0%.

         2000 Omnibus Securities Plan
         ----------------------------

         The 2000 Omnibus Securities Plan ("2000 Plan") was adopted in October 2000 and reserved 10,000,000 shares of IVG common stock for stock restrictive stock awards, unrestricted stock awards, performance stock awards, dividend equivalent rights, and stock appreciation rights to directors officers, and key employees of the company and certain consultants.

         The following summary presents information with regard to the securities issued under the 2000 Plan as of June 30, 2001:

                                                           Number of
         Balance, June 30, 2001                              Shares
         ---------------------                             ---------
         Unrestricted stock awards:                        1,783,200
         Restricted stock awards:                          1,705,450

         Shares available under the 2000 Plan as of June 30, 2001 totaled 6,511,350. In accordance with FASB No. 123, non-cash stock-based compensation expense of $3,339,041 has been recognized in the accompanying statement of operations for the six months ended June 30, 2001 related to these stock awards. An equal amount has been recognized in shareholders' equity.

         Non Employee Directors Stock Option Plan
         ----------------------------------------

         The Non-Employee Directors Stock Option Plan adopted in July 2000 permitted the issuance of up to 900,000 shares of common stock to directors who are not employees of IVG. Under the plan, options to purchase 100,000 shares of common stock at the fair market value on the date of grant are granted to each non-employee director annually. As of June 30, 2001, options for 900,000 shares had been granted to three non-employee directors under this plan, of which 300,000 shares are available for exercise.

         Accounting Issues Relating to All Stock Compensation Plans
         ----------------------------------------------------------

         The company accounts for these plans, except for the 2000 Omnibus Securities Plan, under APB Opinion No. 25 and related interpretations under which no compensation cost has been recognized.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

         The Company is in the fourth year of a five-year operating lease, which commenced December 1997 for office and warehouse space located in Houston, Texas. Future minimum lease commitments for building lease approximate the following for each of the years ending December 31:
         2001- $ 8,386; 2002- $73,907; and none thereafter. In 2001, the Company entered into a new lease for office space, which requires annual rent of $119,856 through 2005.

NOTE 9 - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company has incurred substantial operating losses. As shown in the financial statements, the Company incurred net losses of $12,834,677 on gross sales of $427,595 for the six months ended June 30, 2001. These factors indicate there is substantial doubt about the Company's ability to continue as a going concern. The future success of the Company is likely dependent on its ability to obtain additional capital to develop its proposed products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

         Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. Management is presently investigating potential financing transactions and acquisitions that management believes can provide additional cash for the Company's operations and be profitable in both the short and long-term. Management also intends to attempt to raise funds through private sales of the Company's common stock. Although management believes that these efforts will enable the Company to meet its liquidity needs in the future, there can be no assurance that these efforts will be successful.

         Although management believes that these efforts will enable the Company to continue as a going concern, there can be no assurance that these efforts will be successful.

NOTE 10 - ACQUISITION OF SUBSIDIARY

         On September 28, 2000, the Company acquired ownership of approximately 88.5% of the common stock of Swan Magnetics, Inc. Swan is a hardware development company specializing in ultra high capacity floppy disk drives and media. As part of a two step purchase transaction, the Company exchanged 20,000,000 shares of restricted common stock for approximately 88.5% of the outstanding common shares of Swan. These shares were valued at $19,005,000 based upon the market value of shares issued, discounted for restrictions. The Company then offered, to those stockholders, an exchange of restricted common stock for warrants to purchase common stock at an exercise price equal to the market value on September 28, 2000, or $1.75. The warrants expire August 1, 2004. Stockholders exchanged an aggregate of 9,091,793 shares of restricted common stock of the Company for common stock warrants. The fair value of the common stock warrants was estimated on September 28, 2000 using the Black-Schoales option-pricing model with the following weighted-average assumption on stock warrants issued: an expected life of 18 months, expected volatility of 90%, and a dividend yield of 0%. This transaction adjusted the purchase price to approximately $21,188,000. The acquisition was accounted for using the purchase method. The assets and liabilities of Swan were recorded at fair market value, which approximates net book value on the date of acquisition. Upon consummation of the Swan acquisition, the Company expensed $18,040,000 representing purchased in-process technology that had not reached technological feasibility and had no alternative future use. The Company's statement of income includes the income and expenses of Swan for the three months ended December 31, 2000, in accordance with the purchase method of accounting.

         Prior to the acquisition of its majority interest in Swan, the company issued a secured convertible promissory note in the original principal amount of $1,000,000 to Swan in connection with a loan by Swan to the company. Following the acquisition of its majority interest in Swan, the company borrowed additional funds from Swan on several occasions, some of which were evidenced by promissory notes. These borrowings are secured by all of the capital stock and holdings of the company in any other entity, collateral and equipment, accounts receivable and other intangibles and intellectual property of the company as evidenced by a Security Agreement, dated July 18, 2000, between Swan and the company. In August 2001, all prior notes and advances from Swan, and an additional loan of $150,000, were memorialized in a new note in the principal amount of $2,843,017.33. This note is due on August 1, 2003, and bears interest at 8% per year, and is subject to the July 18, 2000 Security Agreement. Up to $1,000,000 of the principal on the note is convertible into the company's common stock at a price of $2.00 per share.

         These loans did not affect the terms of the Swan acquisition.

         In 1996, Swan entered into a joint development agreement with a Japanese company and in 1997 entered into a letter of intent for a joint venture with a U.S. company. In the subsequent months, the Japanese company began to assert that it had rights to the technology that was being developed and filed a lawsuit against Swan in December 1998 in an attempt to gain exclusive rights to the technology. As a result of this activity, it became impossible for Swan to complete and commercialize the technology, and in late 1998, Swan ceased normal operations. In May 1999, the Board of Directors formally suspended its remaining activities except for two contractors who remained to preserve Swan's technology and maintain corporate records.

         As a result of this litigation, effective April 12, 2000, Swan entered into a Settlement Agreement and Release with the Japanese company that resulted in a payment by the Japanese company of $25 million, termination of the joint development agreement, release of all obligations between Swan and the Japanese company and surrender of the Series F preferred stock that had been acquired by the Japanese company. In addition, Swan granted to the Japanese company a worldwide, non-transferable, fully paid-up, royalty-free (except as provided for under the agreement), nonexclusive license under Swan's rights in and to all technology owned by Swan as of April 12, 2000 to develop, make, have made, use, import, market, sell, offer to sell and distribute high-capacity flexible-media magnetic storage drives, media and components using the technology. The Japanese company also granted to Swan a similar license for any technology that it owned related to specific products. Royalty payments are required by the Japanese company for any products shipped by them prior to April 14, 2001. No amounts have been received to date.

NOTE 11 - ACQUISITIONS

         SES-CORP, INC./CHEYENNE MANAGEMENT COMPANY, INC. On April 1, 2001, the Company acquired SES-Corp., Inc., a Delaware corporation, pursuant to an Amended and Restated Asset Purchase Agreement and Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 30, 2001, by and among the Company, SES, Cheyenne Management Company, Inc., a Michigan corporation, SES Acquisition 2001, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and Dennis Lambka and Ronald Bray, shareholders of SES (the "Shareholders"). Under the terms of the Merger Agreement, Sub merged with and into SES and SES became a wholly-owned subsidiary of the Company (the "Merger"). The shares of SES common stock outstanding immediately prior to the effective time of the merger were converted into the right to receive 11,819,22 shares of the Company's common stock. Ten million shares of the Company's common stock were to be placed in an escrow account (the "Escrow Shares") to secure certain indemnification obligations set forth in the Merger Agreement.

         On August 8, 2001, the Company entered into a share exchange agreement with the Shareholders (the "Share Exchange Agreement"), in which the Company disposed of SES by exchanging all of the issued and outstanding shares of SES for the Escrow Shares. As a result, the Company received 100% of the Escrow Shares and the Shareholders received 100% of SES. The Shareholders also released the Company from any obligations to issue additional shares of the Company to the Shareholders under the Merger Agreement. Pursuant to the terms of the Share Exchange Agreement, the Shareholders each retained 909,631 shares of the Company's Common Stock issued to them under the Merger Agreement.

         The cost of the acquisition and subsequent disposition of SES was approximately $522,000. Additionally, the Company recorded stock based compensation expense of approximately $2,300,000, related to the approximately 1,800,000 shares of stock currently held by the former shareholders of SES. While no claims against the Company are pending or threatened related to its former ownership of SES, in the future the Company could incur additional expenses related to such claims.

         CYBERCOUPONS. On January 9, 2001, the Company executed a Reorganization Agreement and Plan of Exchange pursuant to which the Company exchanged up to 2,372,625 shares of its common stock for approximately 35% of the issued and outstanding common stock of CyberCoupons.com, Inc., a Houston, Texas-based company. The Company's investment in CyberCoupons was diluted immediately, in the sense that the CyberCoupons shares acquired in exchange for IVG common stock have a book value that is far less than the trading price of IVG common stock at January 9, 2001. No assurances can be given that the Company's investment in CyberCoupons will appreciate in value, or that it will appreciate to a value comparable to the value of IVG shares that were delivered to the CyberCoupons stockholders.

         CyberCoupons was formed to be an Internet source for consumers to obtain on-line-printable manufacturer coupons for grocery, household and beauty products. The company is presently dormant.

         ITVR. In November 2000, Swan entered into a Research and Development Agreement with iTVr, Inc. to further develop technology intended to record, play back and time-shift certain broadband electronic transmission events such as live television, video email, and music videos. The initial development fee of $250,000 was paid and expensed in 2000. The agreement required iTVr to provide certain deliverables prior to December 31, 2000 and, upon completion of an evaluation of those deliverables, to determine whether to provide additional funding. As a result of this evaluation, an additional development fee of $500,000 was made to iTVr in January 2001. The agreement also requires Swan to use its best efforts to pursue additional financing for iTVr of up to $2 million. The initial funding of $250,000 was convertible into 2 million shares of common stock of iTVR within 60 days of the completion of the initial development phase. In addition, The initial development fee of $500,000 was convertible into $1 million shares of common stock of iTVR and a cashless warrant to acquire an additional 1 million shares of common stock at no additional cost if an additional investment of at least $2 million is arranged for by Swan. Swan exercised its conversion rights related to the $750,000 funding and received 3 million shares of common stock of iTVr in February 2001. This represents a 46% ownership in iTVr. The additional $2 million financing, if acquired, will also be convertible into 2.5 million shares of commons tock of iTVr by the lender.

         iTVr has developed a high performance, multi-function, low cost personal video recorder for a variety of applications including time shift television recording, digital imaging and manipulation, distance education, HDTV, karaoke, video conferencing, music videos, video emails and home gateway applications.

         iTVr's business model is to provide cost effective multi-function solutions at affordable prices without requiring ongoing service charges. iTVr expects to begin shipments of its first product in the fourth quarter of 2001.

NOTE 12 - CONVERTIBLE NOTES

         On February 2, 2001, Alpha Capital Aktiengesellschaft, AMRO International, S.A., Markham Holdings Ltd. and Stonestreet Limited Partnership (the "investors") purchased from the company an aggregate $1,100,000 of its 6% convertible notes due 2003. The notes are secured by 5,003,000 shares of the company's common stock that has been pledged by six of its shareholders, including two of its directors.

         Until a note is paid in full, the holder of a note may convert the outstanding principal and interest due on the note into shares of the company's common stock at a conversion price equal to the lower of (1) $1.5825 and (2) 85% of the average of the three lowest closing bid prices for our common stock on the principal market on which it is trading for the 22 trading days prior to but not including the date of conversion of the note. As of October 8, 2001, and at an assumed conversion price of $0.05695 per share, the notes would have been convertible into 19,315,189 shares of the company's common stock. This number of shares could be significantly higher in the event of a decrease in the closing bid price of the company's common stock. The notes are payable on January 1, 2003.

         The company is also obligated to issue additional shares of common stock to the investors if the closing bid price of its common stock is not equal to or greater than $2.374 for 10 consecutive trading days during the 180-day period beginning on the effective date of the registration statement filed to register the shares underlying the convertible notes.

         In consideration for their investment, the company issued the investors warrants to purchase an aggregate of 275,000 shares of common stock at an exercise price of $1.647. These warrants expire on February 2, 2006. In partial consideration for serving as the company's financial advisor and private placement agent in connection with the issuance of the notes, the company issued Union Atlantic Capital, L.C. a warrant to purchase 50,000 shares of common stock at an exercise price of $1.647. This warrant expires April 30, 2005. The exercise price of $1.647 represents 120% of the average closing price of the company's common stock for the five trading days prior to February 2, 2001, the date of issuance of the notes.

         In connection with the financing, the company agreed to file a registration statement for the shares underlying the notes and warrants. The company was originally required to make the registration statement effective by June 17, 2001. The investors waived this default and penalties under the convertible notes relating to the failure to make the registration statement effective by June 17, 2001, provided that the company file an amendment to the registration statement by October 10, 2001and cause the registration statement to be declared effective by December 10, 2001. If the registration statement is not declared effective within the required time periods or ceases to be effective for a period of time exceeding 30 days in the aggregate per year but not more than 20 consecutive calendar days, the company must pay damages equal to one percent of the principal of the notes per month for the first 30 days and two percent of the principal of the notes per month for each subsequent 30-day period. The company also must pay these damages if 120% of all shares of common stock underlying the convertible notes and warrants are not included in an effective registration statement as of and after December 10, 2001, as determined using the conversion price in effect on the effective date of the registration statement.

================================================================================








                                    IVG Corp.


                     Up to 39,233,420 Shares of Common Stock










                       -----------------------------------
                               P R O S P E C T U S
                               ____________, 2001
                       -----------------------------------



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Code"), the company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the company) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or are or were serving at the company's request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Code further provides that in connection with the defense or settlement of any action by or in the right of the company, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Our Bylaws provide that we must indemnify and hold harmless to the fullest extent permitted by the Delaware Code each person who is or was a director, officer, employee or agent of the company or is or was serving at our request as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against all expenses, liability and loss (including attorneys' fees, judgments, fines, special excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, to which such person was or is made a party or is threatened to be made a party or in which such person is involved.

According to our Bylaws and Section 145 of the Delaware Code, the company has the power to purchase and maintain insurance for its present and former directors, officers, employees and agents.

The above discussion of our Bylaws and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Bylaws and the Delaware Code.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be borne by the company, are as follows:

                  SEC Filing Fee                                  $     845
                  Printing and Engraving Expenses*                    1,500
                  Accounting Fees and Expenses*                      25,000
                  Legal Fees and Expenses*                           60,000
                  Registrar and Transfer Agent Fee*                   1,500
                  Miscellaneous*                                      4,155
                                                                  ---------

                           Total*                                 $  92,500

------------------------------

*  Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On December 31, 1999, we exchanged 23,905,374 shares of our common stock for 5,312,053 shares (approximately 87%) of GeeWhiz.com, Inc., pursuant to a share exchange agreement with 37 of GeeWhiz.com's shareholders. No more than 35 of the GeeWhiz shareholders were not "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On March 30, 2000, we sold to one investor 6,250 shares of our common stock, at a price of $2.00 per share, for gross proceeds of $12,500. The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On April 2, 2000, we sold to one investor a total of 2,500 shares of our common stock, at a price of $1.90 per share, for gross proceeds of $4,750. The investor qualified as a "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On April 5, 2000, we sold to two investors a total of 12,500 shares of our common stock, at a price of $2.00 per share, for gross proceeds of $25,000. The investors qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On June 5, 2000, we sold to one investor 50,000 shares of our common stock, at a price of $2.00 per share, for gross proceeds of $100,000. The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in
Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On June 12, 2000, we sold to three investors a total of 125,000 shares of our common stock, at a price of $2.00 per share, for gross proceeds of $250,000. The investors qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On July 7, 2000, we merged with GeeWhiz.com, Inc., in which we issued 2,939,526 shares of our common stock to minority shareholders of GeeWhiz. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

On September 28, 2000, we exchanged 20 million shares of our common stock for approximately 88.5% of Swan Magnetics, Inc., pursuant to a share exchange agreement with 84 shareholders of Swan. No more than 35 of the Swan shareholders were not "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. This share exchange was followed by an offer made to the accredited investors who participated in the original exchange to exchange the shares received in the share exchange for warrants to purchase our common stock at an exercise price of $1.75 per share. The shareholders exchanged an aggregate 9,091,793 shares of common stock for warrants to purchase our common stock. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On October 2, 2000, we issued to two persons 20,000 shares of our common stock as repayment for loans provided to the company by such persons. We valued the shares at $1.00 per share. The two persons qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On December 15, 2000, we issued to three persons 139,500 shares of our common stock as repayment for loans provided to the company by such persons. We valued the shares at $1.00 per share. The three persons qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On January 9, 2001, we exchanged 2,372,625 shares of our common stock for approximately 35% of CyberCoupons, Inc., pursuant to a share exchange agreement with 31 shareholders of CyberCoupons. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of Securities Act and Rule 506 of Regulation D.

On April 6, 2001, the Company sold 30,000 shares of its common stock, at a price of $.75 per share, for gross proceeds of $22,500. This sale was made to one investor, who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On April 23, 2001, the Company sold 20,000 shares of its common stock, at a price of $.70 per share, for gross proceeds of $14,000. This sale was made to one investor, who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

On June 12, 2001, the Company issued 2,000 shares of its common stock to a non-profit organization as a donation. The accompanying financial statements record expense of $2,500 relating to such issuance. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

During the three months ended June 30, 2001, the Company issued a total of 1,018,100 shares of its common stock to 11 individuals or entities in exchange for services provided to the Company. The accompanying financial statements record aggregate expense of $1,272,625 relating to such issuances. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

ITEM 27.  EXHIBITS

EXHIBIT NO.                   TITLE
-----------                   -----
2.1           Agreement and Plan of Reorganization between GeeWhizUSA.com, Inc.
              and the company
2.2           Agreement and Plan of Exchange between Swan Magnetics, Inc. and the company
2.3           Agreement and Plan of Exchange, dated June 28, 2000, between Swan
              Magnetics, Inc. and the company
2.4           Amended and Restated Agreement and Plan of Exchange, dated June
              28, 2000, among Swan Magnetics, Inc., certain stockholders of Swan
              Magnetics, Inc. and the company
2.5           Form of Warrant Certificate issued to former stockholders of Swan
              Magnetics, Inc.
2.6           Reorganization Agreement and Plan of Exchange, dated July 15,
              2000, among CyberCoupons.com, Inc., certain stockholders of
              CyberCoupons.com, Inc. and the company
2.7           Amended and Restated Asset Purchase Agreement and Agreement and
              Plan of Merger, dated March 31, 2001, among SES Acquisition 2001,
              Inc., Cheyenne Management Company, Inc., SES-Corp., Inc., certain other persons and the company
2.8(1)        Agreement, dated as of August 8, 2001 among the company, Dennis
              Lambka and Ronald Bray
3.1           Certificate of Incorporation
3.2           Bylaws
4.1           Specimen Certificate of Common Stock
4.2           2000 Omnibus Securities Plan
5.1(2)        Form of Opinion of Baker & McKenzie
10.1          Office Lease between G.P.I. Development, Ltd. and the company
10.2          Lease Agreement, dated December 2, 1997, between Southwest Beltway
              Limited Partnership and Fyrglas, Inc.
10.3(3)       Inventory Credit Line Agreement, effective as of January 22, 2001, between Swan Magnetics, Inc. and the company
10.4          Security Agreement, dated July 18, 2000, between Swan Magnetics,
              Inc. and the company
10.5          Secured Convertible Promissory Note issued by the company to Swan
              Magnetics, Inc. on July 18, 2000
10.6          Secured Promissory Note issued by the company to Swan Magnetics,
              Inc. on October 31, 2000
10.7          Secured Promissory Note issued by the company to Swan Magnetics,
              Inc. on December 12, 2000
10.8          Subscription Agreement, dated February 2, 2001, among Alpha
              Capital Aktiengesellschaft, AMRO International, S.A., Markham
              Holdings Ltd., Stonestreet Limited Partnership and the company
10.9          Form of Convertible Note issued by the company to Alpha Capital
              Aktiengesellschaft, AMRO International, S.A., Markham Holdings
              Ltd. and Stonestreet Limited Partnership on February 2, 2001
10.10         Form of Common Stock Purchase Warrant issued by the company to
              Alpha Capital Aktiengesellschaft, AMRO International, S.A.,
              Markham Holdings Ltd. and Stonestreet Limited Partnership on
              February 2, 2001
10.11         Research and Development Agreement, dated November 15, 2000, between iTVr, Inc. and Swan Magnetics, Inc.
10.12         Promissory Note issued by the company to SES-Corp., Inc. on March
              30, 2001
10.13         Warrant, dated April 30, 2001, issued by the company to Union
              Atlantic Capital, L.C.
10.14(2)      Secured Promissory Note issued by the company to Swan Magnetics,
              Inc. on August 1, 2001
10.15(2)      Voting Agreement, dated August 1, 2000, between the company and
              Swan Magnetics, Inc.
10.16(2)      Settlement Agreement and General Release, dated August 1, 2000, between the company and Swan Magnetics, Inc.
10.17(2)      Security Agreement, dated September 10, 2001, among Alpha Capital
              Aktiengesellschaft, AMRO International, S.A., Markham Holdings,
              Ltd., Stonestreet Limited Partnership, the Collateral Agent (as
              defined therein), the Shareholders (as defined therein) and the company
10.18(2)      Common Stock Issuance Agreement, dated September 10, 2001, among the company and the Shareholders (as defined therein)
21.1          Subsidiaries
23.1(2)       Consent of Wrinkle, Gardner & Company, P.C.
23.2          Consent of Baker & McKenzie (included in Exhibit 5.1)
23.3(2)       Consent of Michael Johnson & Co., LLC
24.1          Power of Attorney (included on signature page)

----------------

(1) Incorporated by reference from the company's current report on Form 8-K, as filed with the SEC on August 30, 2001.
(2) Filed herewith. All other exhibits previously filed or incorporated by reference as noted.
(3) Incorporated by reference from the company's Form 10-KSB, as filed with the SEC on April 18, 2001

ITEM 28.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on the 10th of October, 2001.

                                    IVG CORP.


                                    By: /s/ Elorian Landers
                                    --------------------------------------------
                                    Elorian Landers, Chief Executive Officer and
                                    Director



/s/ Elorian Landers                                            October 10, 2001
-----------------------------------------------------
Elorian Landers, Chief Executive Officer and Director
(Principal Executive Officer and Principal Financial
and Accounting Officer)

/s/ Clay Border                                                October 10, 2001
-----------------------------------------------------
Clay Border, Chief Developmental Officer, Secretary and
Director

/s/ Thomas McCrimmon                                           October 10, 2001
-----------------------------------------------------
Thomas McCrimmon, Director

                                    IVG CORP.

                                INDEX TO EXHIBITS

EXHIBIT NO.                   TITLE
-----------                   -----
2.1           Agreement and Plan of Reorganization between GeeWhizUSA.com, Inc.
              and the company
2.2           Agreement and Plan of Exchange between Swan Magnetics, Inc. and the company
2.3           Agreement and Plan of Exchange, dated June 28, 2000, between Swan
              Magnetics, Inc. and the company
2.4           Amended and Restated Agreement and Plan of Exchange, dated June
              28, 2000, among Swan Magnetics, Inc., certain stockholders of Swan
              Magnetics, Inc. and the company
2.5           Form of Warrant Certificate issued to former stockholders of Swan
              Magnetics, Inc.
2.6           Reorganization Agreement and Plan of Exchange, dated July 15,
              2000, among CyberCoupons.com, Inc., certain stockholders of
              CyberCoupons.com, Inc. and the company
2.7           Amended and Restated Asset Purchase Agreement and Agreement and
              Plan of Merger, dated March 31, 2001, among SES Acquisition 2001,
              Inc., Cheyenne Management Company, Inc., SES-Corp., Inc., certain other persons and the company
2.8(1)        Agreement, dated as of August 8, 2001 among the company, Dennis
              Lambka and Ronald Bray
3.1           Certificate of Incorporation
3.2           Bylaws
4.1           Specimen Certificate of Common Stock
4.2           2000 Omnibus Securities Plan
5.1(2)        Form of Opinion of Baker & McKenzie
10.1          Office Lease between G.P.I. Development, Ltd. and the company
10.2          Lease Agreement, dated December 2, 1997, between Southwest Beltway
              Limited Partnership and Fyrglas, Inc.
10.3(3)       Inventory Credit Line Agreement, effective as of January 22, 2001, between Swan Magnetics, Inc. and the company
10.4          Security Agreement, dated July 18, 2000, between Swan Magnetics,
              Inc. and the company
10.5          Secured Convertible Promissory Note issued by the company to Swan
              Magnetics, Inc. on July 18, 2000
10.6          Secured Promissory Note issued by the company to Swan Magnetics,
              Inc. on October 31, 2000
10.7          Secured Promissory Note issued by the company to Swan Magnetics,
              Inc. on December 12, 2000
10.8          Subscription Agreement, dated February 2, 2001, among Alpha
              Capital Aktiengesellschaft, AMRO International, S.A., Markham
              Holdings Ltd., Stonestreet Limited Partnership and the company
10.9          Form of Convertible Note issued by the company to Alpha Capital
              Aktiengesellschaft, AMRO International, S.A., Markham Holdings
              Ltd. and Stonestreet Limited Partnership on February 2, 2001
10.10         Form of Common Stock Purchase Warrant issued by the company to
              Alpha Capital Aktiengesellschaft, AMRO International, S.A.,
              Markham Holdings Ltd. and Stonestreet Limited Partnership on
              February 2, 2001
10.11         Research and Development Agreement, dated November 15, 2000, between iTVr, Inc. and Swan Magnetics, Inc.
10.12         Promissory Note issued by the company to SES-Corp., Inc. on March
              30, 2001
10.13         Warrant, dated April 30, 2001, issued by the company to Union
              Atlantic Capital, L.C.
10.14(2)      Secured Promissory Note issued by the company to Swan Magnetics,
              Inc. on August 1, 2001
10.15(2)      Voting Agreement, dated August 1, 2000, between the company and
              Swan Magnetics, Inc.
10.16(2)      Settlement Agreement and General Release, dated August 1, 2000, between the company and Swan Magnetics, Inc.
10.17(2)      Security Agreement, dated September 10, 2001, among Alpha Capital
              Aktiengesellschaft, AMRO International, S.A., Markham Holdings,
              Ltd., Stonestreet Limited Partnership, the Collateral Agent (as
              defined therein), the Shareholders (as defined therein) and the company
10.18(2)      Common Stock Issuance Agreement, dated September 10, 2001, among the company and the Shareholders (as defined therein)
21.1          Subsidiaries
23.1(2)       Consent of Wrinkle, Gardner & Company, P.C.
23.2          Consent of Baker & McKenzie (included in Exhibit 5.1)
23.3(2)       Consent of Michael Johnson & Co., LLC
24.1          Power of Attorney (included on signature page)

----------------

(1) Incorporated by reference from the company's current report on Form 8-K, as filed with the SEC on August 30, 2001.
(2) Filed herewith. All other exhibits previously filed or incorporated by reference as noted.
(3) Incorporated by reference from the company's Form 10-KSB, as filed with the SEC on April 18, 200